Filed pursuant to Rule 424(b)(2)
Registration No. 333-261046

Prospectus Supplement (to prospectus dated November 12, 2021)

OMNICOM GROUP INC.

$600,000,000

5.300% Senior Notes due 2034

Issue price: 99.670%

Interest payable May 1 and November 1

The 5.300% Senior Notes due 2034 (the “notes”) will be issued by Omnicom Group Inc. (the “Issuer”). The notes will bear interest at the rate of 5.300% per annum. Interest on the notes will be payable semi-annually in arrears on May 1 and November 1 of each year, commencing on May 1, 2025. The Issuer may redeem all or part of the notes at any time at the applicable redemption price as described under the caption “Description of Notes — Optional Redemption” on page S-11 of this prospectus supplement and “Description of U.S. Debt Securities” on page 11 of the accompanying prospectus.

If the Issuer experiences a change of control triggering event, unless the Issuer has exercised its option to redeem the notes, the Issuer will be required to offer to purchase the notes from holders as described under the caption “Description of Notes — Repurchase at the Option of Holders Upon Change of Control Triggering Event.”

The notes will be the unsecured and unsubordinated obligations of the Issuer and will rank equal in right of payment to all of its existing and future unsecured senior indebtedness.

The notes are a new issue of securities with no established trading market. The Issuer does not intend to list the notes on any securities exchange or include the notes in any automated quotation system.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and under “Item 1A. Risk Factors” in the Issuer’s Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Underwriting Discount	Proceeds, Before Expenses
Per note	99.670%	0.650%	99.020%
Total	$598,020,000	$3,900,000	$594,120,000

____________

(1)      Plus accrued interest from August 2, 2024, if settlement occurs after that date.

The notes are expected to be delivered through the book-entry facilities of The Depository Trust Company and its participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, Luxembourg on or about August 2, 2024.

Joint Book-Running Managers

BofA Securities	Citigroup	Deutsche Bank Securities	Wells Fargo Securities
Mizuho	TD Securities	US Bancorp

Co-Managers

ANZ Securities	BBVA	Scotiabank	Siebert Williams Shank

July 30, 2024

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

About This Prospectus Supplement

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing the “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in the accompanying prospectus in one or more offerings. You should read both this prospectus supplement and the accompanying prospectus together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement and the accompanying prospectus.

We have not, and the underwriters and their affiliates have not, authorized anyone to provide you with any information or to make any representation not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus related hereto that we may authorize to be delivered to you. If given or made, any such other information or representation should not be relied upon as having been authorized by us or the underwriters or their affiliates. We are not, and the underwriters and their affiliates are not, making an offer to sell, or seeking offers to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

When used in this prospectus supplement, the term “Omnicom Group” refers to Omnicom Group Inc. together with its consolidated subsidiaries; the terms “Company,” “Issuer,” “we,” “us” and “our” refer only to Omnicom Group Inc. and not its subsidiaries, in each case, unless the context otherwise requires or indicates. References in this prospectus supplement to “U.S. dollars,” “U.S. $” or “$” are to the currency of the United States of America.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement and the accompanying prospectus or any related free writing prospectus should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

S-ii

Special Note on Forward-Looking Statements

Certain statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference constitute forward-looking statements, including statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, we or our representatives have made, or may make, forward-looking statements, orally or in writing. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial position, or otherwise, based on current beliefs of our management as well as assumptions made by, and information currently available to, our management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “should,” “would,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include: adverse economic conditions, including those caused by geopolitical events, international hostilities, acts of terrorism, public health crises, high and sustained inflation in countries that comprise our major markets, high interest rates, and labor and supply chain issues affecting the distribution of our clients’ products, international, national or local economic conditions that could adversely affect us or our clients; losses on media purchases and production costs incurred on behalf of clients; reductions in client spending, a slowdown in client payments and a deterioration or disruption in the credit markets; the ability to attract new clients and retain existing clients in the manner anticipated; changes in client advertising, marketing and corporate communications requirements; failure to manage potential conflicts of interest between or among clients; unanticipated changes related to competitive factors in the advertising, marketing and corporate communications industries; unanticipated changes to, or the ability to hire and retain key personnel; currency exchange rate fluctuations; reliance on information technology systems and risks related to cybersecurity incidents; effective management of the risks, challenges and efficiencies presented by utilizing Artificial Intelligence (AI) technologies and related partnerships in our business; changes in legislation or governmental regulations affecting us or our clients; risks associated with assumptions we make in connection with our acquisitions, critical accounting estimates and legal proceedings; our international operations, which are subject to the risks of currency repatriation restrictions, social or political conditions and an evolving regulatory environment in high-growth markets and developing countries; and risks related to our environmental, social and governance goals and initiatives, including impacts from regulators and other stakeholders, and the impact of factors outside of our control on such goals and initiatives. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect our business, including those described in Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 10-K”) as well as in the Company’s other filings with the SEC that are incorporated by reference or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus. Except as required under applicable law, we do not assume any obligation to update these forward-looking statements.

S-iii

Summary

The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because this is a summary, it may not contain all the information that may be important to you. You should read this prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference, in their entirety before making an investment decision.

Omnicom Group Inc.

Omnicom Group Inc., or Omnicom, a New York corporation formed in 1986, through its branded networks, practice areas, and agencies provides advertising, marketing and corporate communications services to over 5,000 clients in more than 70 countries.

Omnicom is a strategic holding company providing advertising, marketing and corporate communications services to many of the largest global companies. Our portfolio of companies includes our global networks, BBDO, DDB, TBWA, Omnicom Media Group, the DAS Group of Companies, and the Communications Consultancy Network. All of our global networks integrate their service offerings with the Omnicom branded practice areas, including Omnicom Health Group, Omnicom Precision Marketing Group, Omnicom Commerce Group, Omnicom Advertising Collective, Omnicom Public Relations Group, Omnicom Brand Consulting Group and Flywheel Digital, as well as our Experiential businesses and Execution & Support businesses, which includes Omnicom Specialty Marketing Group.

On a global, pan-regional, and local basis, Omnicom Group’s networks, practice areas, and agencies provide a comprehensive range of services in the following fundamental disciplines: Advertising & Media, Precision Marketing, Commerce & Branding, Experiential, Execution & Support, Public Relations, and Healthcare. Advertising & Media includes creative services across digital and traditional media, strategic media planning and buying, performance media, and data analytics services. Precision Marketing includes digital and direct marketing, digital transformation consulting and data and analytics. Commerce & Branding services include brand and product consulting, strategy and research, retail, and e-commerce. Experiential marketing services include live and digital events and experience design and execution. Execution & Support includes field marketing, digital and physical merchandising, point-of-sale, product placement, as well as other specialized marketing and custom communications services. Public Relations services include corporate communications, crisis management, public affairs, and media and media relations services. Healthcare includes corporate communications and advertising and media services to global healthcare and pharmaceutical companies. As a leading global advertising, marketing and corporate communications company, Omnicom Group operates in all major markets and has a large client base. Omnicom Group’s geographic markets include the Americas, which includes North America and Latin America, Europe, the Middle East and Africa (EMEA), and Asia-Pacific.

Driven by its clients’ continuous demand for more effective and efficient marketing activities, Omnicom Group strives to provide an extensive range of advertising, marketing and corporate communications services through various client-centric networks that are organized to meet specific client objectives. Omnicom Group’s service offerings include:

advertising	marketing research
branding	media planning and buying
content marketing	retail media planning and buying
corporate social responsibility consulting	merchandising and point of sale
crisis communications	mobile marketing
custom publishing	multi-cultural marketing
data analytics	non-profit marketing
database management	organizational communications
digital/direct marketing and post-production services	package design
digital transformation consulting	product placement
entertainment marketing	promotional marketing
experiential marketing	public affairs

field marketing	public relations
financial/corporate business-to-business advertising	retail marketing
graphic arts/digital imaging	retail media and e-commerce
healthcare marketing and communications	search engine marketing
instore design	shopper marketing
interactive marketing	social media marketing
investor relations	sports and event marketing

Omnicom Group Inc.’s principal corporate offices are located at 280 Park Avenue, New York, New York, 10017; 1055 Washington Boulevard, Stamford, Connecticut, 06901; and 525 Okeechobee Boulevard, West Palm Beach, Florida, 33411. Omnicom Group Inc. also maintains executive offices in London, England; Shanghai, China; and Singapore and its telephone number is (212) 415-3600.

The Company’s common stock is traded on the New York Stock Exchange under the symbol “OMC.” For additional information regarding Omnicom Group’s business, see the 2023 10-K, and other SEC filings made by the Company, which are incorporated by reference into this prospectus supplement. Copies of these filings may be obtained as described under “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement.

The Offering

The summary below describes the principal terms of the notes. Some of the terms and conditions described below are subject to important limitations and exceptions. See “Description of Notes” in this prospectus supplement and “Description of U.S. Debt Securities” in the accompanying prospectus for a more detailed description of the terms and conditions of the notes.

Issuer	Omnicom Group Inc.
Notes Offered	$600,000,000 aggregate principal amount of 5.300% Senior Notes due 2034.
Maturity	The notes will mature on November 1, 2034.
Interest Rate	The notes will bear interest from August 2, 2024 at a rate equal to 5.300% per year, payable semi-annually.
Interest Payment Dates	May 1 and November 1 of each year, commencing May 1, 2025.
Ranking	The notes will:

•   be general unsecured obligations of the Issuer;

•   rank equally in right of payment with all existing and any future unsecured senior and unsubordinated indebtedness of the Issuer;

•   rank senior in right of payment to any existing and future indebtedness of the Issuer that is subordinated to the notes;

•   be effectively subordinated to any existing and future secured indebtedness of the Issuer to the extent of the assets securing such indebtedness; and

•   be structurally subordinated to all existing and any future indebtedness and any other liabilities and commitments of the Issuer’s subsidiaries.

As of June 30, 2024, the Issuer had $6.3 billion aggregate principal amount of indebtedness outstanding, and on a pro forma basis after giving effect to the issuance and sale of the notes offered hereby and the application of the estimated net proceeds therefrom, the Issuer would have had approximately $6.1 billion aggregate principal amount of indebtedness outstanding.

See “Risk Factors — The Issuer’s holding company structure may affect the Issuer’s ability to meet its obligations under the notes” in this prospectus supplement.
Denomination	The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Optional Redemption

Prior to August 1, 2034 (the date that is three months prior to the maturity date of the notes), the notes will be redeemable, as a whole or in part, at the Issuer’s option, at any time or from time to time at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus a make-whole premium, together with accrued and unpaid interest thereon to, but excluding, the redemption date. On or after such date, the notes will be redeemable, as a whole or in part, at the Issuer’s option, at any time or from time to time, upon mailed notice (or electronic notice, as applicable) to the registered address of each holder of such notes at least 10 days but not more than 60 days prior to the redemption at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. See “Description of Notes — Optional Redemption.”

Repurchase at the Option of Holders Upon Change of Control Triggering Event

Upon the occurrence of a “Change of Control Triggering Event” (as defined under “Description of Notes — Repurchase at the Option of Holders Upon Change of Control Triggering Event”), unless the Issuer has exercised its option to redeem the notes, the Issuer will be required to make an offer to repurchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

Certain Covenants

The indenture governing the notes will contain covenants limiting our and our subsidiaries’ ability to, with certain exceptions:

•   create certain liens; and

•   consolidate or merge with, or convey, transfer or lease substantially all our assets to, another person.

You should read “Description of Notes” on page S-10 in this prospectus supplement and “Description of U.S. Debt Securities” on page 11 of the accompanying prospectus for additional information on these covenants.

Use of Proceeds

The net proceeds we receive from the sale of the notes offered hereby, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $592.4 million. We intend to use the net proceeds from the sale of the notes offered hereby, along with available cash, to fund the repayment of our 3.65% Senior Notes due 2024, which mature on November 1, 2024, of which $750 million aggregate principal amount was outstanding as of June 30, 2024. Pending the application of the net proceeds, we may invest such net proceeds in short-term investment grade obligations.

Risk Factors

See “Risk Factors” beginning on page S-6 of this prospectus supplement and the section entitled “Item 1A. Risk Factors” in the 2023 10-K as well as the Company’s other filings with the SEC that are incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus for important information regarding us and an investment in the notes.

Further Issuances

We will have the ability to “reopen” the notes offered hereby and issue additional notes having the same terms, except with respect to the issue date, price to public, payment of interest accruing prior to the issue date of such additional notes or except for the first payment of interest following the issue date of such additional notes; provided, that if such additional notes are not fungible with such notes for United States federal income tax purposes, the additional notes will have a separate CUSIP number. Any such additional notes issued will be considered part of the same series of notes under the indenture as the applicable notes offered hereby.

Trustee	Deutsche Bank Trust Company Americas. The address of the Trustee is 1 Columbus Circle, 17th Floor, New York, New York 10019.
Paying Agent, Transfer Agent and Registrar	Deutsche Bank Trust Company Americas.
Governing Law	The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Risk Factors

In considering whether to purchase notes, you should carefully consider all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including but not limited to the 2023 10-K and other information which may be incorporated by reference into this prospectus supplement and the accompanying prospectus as provided under “Where You Can Find More Information; Incorporation by Reference.” Although the risks are organized by headings, and each risk is discussed separately, many are interrelated. Our ability to achieve and maintain profitability and our ability to continue to fund our operations on an on-going basis will depend on a number of factors, some of which are beyond our control. In addition to the risk factors set forth below, you should carefully consider the information under “Special Note on Forward-Looking Statements” and the risk factors set forth under the caption “Risk Factors” contained in Item 1A of the 2023 10-K as well as the Company’s other filings with the SEC that are incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus.

Risks Related to the Notes

The Issuer’s holding company structure may affect the Issuer’s ability to meet its obligations under the notes.

The notes are the obligations solely of the Issuer. The Issuer is a holding company and, accordingly, substantially all of its operations are conducted through its subsidiaries. As a result, the Issuer’s cash flow and its ability to make payments on its debt, including the notes, is dependent upon the earnings of these subsidiaries. The Issuer is dependent on the distribution of earnings, loans or other payments by the subsidiaries to it to service its obligations in respect of the notes and its other debt.

The Issuer’s subsidiaries are separate and distinct legal entities. These subsidiaries have no obligation to pay any amounts due on the notes or to provide the Issuer with funds for its payment obligations, whether by dividends, distributions, repayment or making of loans or other payments. In addition, any payment or repayment of dividends, distributions, loans or advances by these subsidiaries to the Issuer could be subject to legal or contractual restrictions. Payments to the Issuer by the subsidiaries will also be contingent upon the subsidiaries’ earnings and business considerations. If the Issuer does not have sufficient cash or liquidity is not otherwise available, the Issuer may not be able to make principal or interest payments on outstanding debt, including under the notes.

Because of this structure, the notes will be structurally subordinated to all indebtedness and other liabilities of the Issuer’s subsidiaries (including liabilities to trade creditors), which means that creditors of the Issuer’s subsidiaries will have priority with respect to the assets of such subsidiaries over the Issuer’s claims (and therefore the claims of the Issuer’s creditors, including holders of the notes). As of June 30, 2024, the operating subsidiaries of the Issuer had approximately $14.0 billion of outstanding liabilities, which includes trade payables and excludes intercompany liabilities.

The notes do not restrict the Issuer’s ability to incur additional debt, repurchase its securities or to take other actions that could negatively impact holders of the notes.

The Issuer is not restricted under the terms of the notes from incurring additional debt or repurchasing its securities. In addition, the indenture will not contain any covenants which require the Issuer to achieve or maintain any minimum financial results relating to its financial position or results of operations. The Issuer’s ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing its ability to make payments on the notes.

An active trading market for the notes may not develop.

The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or included in any automated quotation system. We cannot provide you with any assurance regarding whether a trading market for the notes will develop, the ability of holders of the notes to sell their notes or the prices at which holders may be able to sell their notes. To the extent that an active trading market does not develop, the price at which you may be able to sell the notes, if at all, may be less than the price you pay for them.

If a trading market for the notes does develop, changes in our credit ratings or the debt markets could adversely affect the market price of the notes. The price for the notes will depend on many factors, including:

•        our credit ratings with major credit rating agencies;

•        the prevailing interest rates being paid by other companies similar to us;

•        our financial condition, financial performance and future prospects; and

•        the overall condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. A negative change in our rating could have an adverse effect on the price of the notes.

The Issuer may not be able to repurchase the notes upon a change of control.

Upon the occurrence of a Change of Control Triggering Event, unless the Issuer has exercised its option to redeem the notes, each holder of notes will have the right to require the Issuer to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. If the Issuer experiences a Change of Control Triggering Event, there can be no assurance that the Issuer would have sufficient financial resources available to satisfy its obligations to repurchase the notes. The Issuer’s failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for the Issuer and the holders of the notes. See “Description of Notes — Repurchase at the Option of Holders Upon Change of Control Triggering Event.”

Use of Proceeds

The net proceeds we receive from the sale of the notes offered hereby, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $592.4 million. We intend to use the net proceeds from the sale of the notes offered hereby, along with available cash, to fund the repayment of our 3.65% Senior Notes due 2024, which mature on November 1, 2024, of which $750 million aggregate principal amount was outstanding as of June 30, 2024. Pending the application of the net proceeds, we may invest such net proceeds in short-term investment grade obligations.

Certain of the underwriters or their affiliates may have holdings in the 3.65% Senior Notes due 2024 and may therefore receive a portion of the net proceeds from this offering.

Capitalization

The following table sets forth the Issuer’s actual consolidated cash and cash equivalents and capitalization, as of June 30, 2024 and as adjusted to reflect the issuance and sale of the notes offered hereby and the funding of the repayment of our 3.65% Senior Notes due 2024 using the net proceeds from the sale of the notes offered hereby, along with available cash, as described in “Use of Proceeds.” You should read this table in conjunction with the Issuer’s financial statements and related notes and other financial and operating data incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of June 30, 2024 (Unaudited)
	Actual	As Adjusted(1)
	(In millions)
Cash and cash equivalents	$2,711.7	$2,555.8

Short-term debt:
Current portion of long-term debt	$750.2	$—
Short-term borrowings	15.1	15.1
Total short-term debt	$765.3	$15.1

Long-term debt:
3.65% Senior Notes due 2024	$750.0	$—
3.60% Senior Notes due 2026	1,400.0	1,400.0
€500 Million 0.80% Senior Notes due 2027	535.2	535.2
2.45% Senior Notes due 2030	600.0	600.0
4.20% Senior Notes due 2030	600.0	600.0
€500 Million 1.40% Senior Notes due 2031	535.2	535.2
2.60% Senior Notes due 2031	800.0	800.0
€600 Million 3.70% Senior Notes due 2032	642.2	642.2
£325 Million 2.25% Senior Notes due 2033	410.8	410.8
Notes offered hereby	—	600.0
Unamortized discount	(8.4)	(10.4)
Unamortized debt issuance costs	(24.8)	(30.2)
Unamortized deferred gain (loss) from settlement of interest rate swaps	(0.6)	(0.6)
Current portion of long-term debt	(750.2)	—
Total long-term debt	$5,489.4	$6,082.2

Temporary equity – redeemable noncontrolling interests	$460.8	$460.8

Equity:
Shareholders’ Equity:
Preferred stock	$—	$—
Common stock	44.6	44.6
Additional paid-in capital	468.4	468.4
Retained earnings	10,941.0	10,941.0
Accumulated other comprehensive income (loss)	(1,445.5)	(1,445.5)
Treasury stock, at cost	(6,372.7)	(6,372.7)
Total shareholders’ equity	3,635.8	3,635.8
Noncontrolling Interests	560.1	560.1
Total Equity	$4,195.9	$4,195.9
Total capitalization(2)	$10,911.4	$10,754.0

____________

(1)      As adjusted amount reflects the aggregate principal amount of $600 million from the issuance of the notes offered hereby and does not give effect to the underwriting discount and estimated costs from this offering of $5.6 million.

(2)      Total capitalization includes short-term debt, long-term debt, temporary equity and total equity.

Description of Notes

Set forth below is a description of the specific terms of the notes. This description supplements, and should be read together with, the description of the general terms and provisions of the debt securities, including the notes, set forth in the accompanying base prospectus under the caption “Description of U.S. Debt Securities.” The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description of the U.S. debt securities in the base prospectus and the indenture. If the description of the notes in this prospectus supplement differs from the description of the U.S. debt securities in the base prospectus, the description of the notes in this prospectus supplement supersedes the description of the U.S. debt securities in the base prospectus.

General

The notes will be issued in an initial aggregate principal amount of $600 million. The notes will be issued only in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will:

•        be general unsecured obligations of the Issuer;

•        rank equally in right of payment with all existing and any future unsecured senior and unsubordinated indebtedness of the Issuer;

•        rank senior in right of payment to any existing and future indebtedness of the Issuer that is subordinated to the notes;

•        be effectively subordinated to any existing and future secured indebtedness of the Issuer to the extent of the assets securing such indebtedness; and

•        be structurally subordinated to all existing and any future indebtedness and any other liabilities and commitments of the Issuer’s subsidiaries.

See “Risk Factors — The Issuer’s holding company structure may affect the Issuer’s ability to meet its obligations under the notes” in this prospectus supplement.

As of June 30, 2024, the Issuer had $6.3 billion aggregate principal amount of indebtedness outstanding, and on a pro forma basis after giving effect to the issuance and sale of the notes offered hereby and the application of the estimated net proceeds therefrom, the Issuer would have had approximately $6.1 billion aggregate principal amount of indebtedness outstanding. See “Capitalization” in this prospectus supplement.

The specific terms of the notes are set forth below:

•        Title:    5.300% Senior Notes due 2034

•        Initial principal amount being issued:    $600,000,000

•        Stated maturity date:    November 1, 2034

•        Interest rate:    5.300%

•        Date interest starts accruing:    August 2, 2024

•        Interest payment dates:    May 1 and November 1 of each year

•        First interest payment date:    May 1, 2025

•        Regular record dates for interest:    April 15 and October 15 of each year

•        Computation of interest:    Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

•        Form of notes:    The notes will be in the form of one or more global notes that the Issuer will deposit with or on behalf of The Depository Trust Company (“DTC”).

•        Sinking fund:    The notes will not be subject to any sinking fund.

•        Trustee:    Deutsche Bank Trust Company Americas.

Optional Redemption

Prior to August 1, 2034 (three months prior to their maturity date) (the “Par Call Date”), the Issuer may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)    (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and

(2)    100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Issuer may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The calculation or determination of the redemption price shall be made by us or on our behalf by such person as we shall designate. For the avoidance of doubt, the calculation or determination of the redemption price, including the determination of any Treasury Rate, shall not be the obligation or responsibility of the Trustee or paying agent.

On and after the redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before any redemption date, we will deposit with a paying agent (or the trustee, if other than the paying agent) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on such date.

If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by such method as the trustee deems fair and appropriate, subject to the procedures of DTC as to global notes.

Repurchase at the Option of Holders Upon Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event (as defined below), unless the Issuer has exercised its option to redeem the notes as described under “— Optional Redemption,” each holder of notes will have the right to require the Issuer to repurchase all or a portion of such holder’s notes pursuant to a change of control offer described below (a “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (the “Change of Control Payment”), subject to the right of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Issuer becomes aware that a Change of Control Triggering Event has occurred, or at the Issuer’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Issuer will be required to send, by first class mail or electronic delivery, a notice to each holder of notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed or delivered prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

The Issuer will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Issuer and such third party purchases all notes properly tendered and not withdrawn under its offer.

To the extent that the Issuer is required to offer to repurchase the notes upon the occurrence of a Change of Control Triggering Event, it may not have sufficient funds to purchase the notes in cash at such time. In addition, the Issuer’s ability to purchase the notes for cash may be limited by law or the terms of other agreements relating to its indebtedness outstanding at the time. The failure to make such purchase would result in a default under the indenture or notes.

The Issuer will be required to comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Offer provisions of the indenture and the notes, the Issuer will be required to comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the indenture and the notes by virtue of any such compliance.

On each Change of Control Payment Date, the indenture will provide that the Issuer will, to the extent lawful:

•        accept for payment all notes or portions of notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

•        deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered and not withdrawn; and

•        deliver or cause to be delivered to the trustee the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

“Below Investment Grade Rating Event” occurs if both the rating on the notes is lowered by each of the Rating Agencies and such notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the trustee in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1)    the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Issuer or one of its subsidiaries;

(2)    the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Issuer or one of its wholly owned subsidiaries, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the then outstanding shares of the Issuer’s Voting Stock, measured by voting power rather than number of shares; or

(3)    the adoption of a plan relating to the liquidation or dissolution of the Issuer.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) the Issuer becomes a wholly owned subsidiary of a holding company and (ii) the holders of the Voting Stock of such holding company immediately following such transaction are substantially the same as the holders of the Issuer’s Voting Stock immediately prior to such transaction.

The definition of Change of Control includes a phrase relating to the sale, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Issuer and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase such notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of the Issuer and its subsidiaries taken as a whole to another Person or group may be uncertain.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Investment Grade” means a rating equal to or higher than Baa3 (or its equivalent under any successor rating categories) by Moody’s and BBB- (or its equivalent under any successor rating categories) by S&P, or, in each case, if such Rating Agency ceases to rate the notes or fails to make a rating of such notes publicly available for reasons outside of the Issuer’s control, the equivalent investment grade credit rating by the replacement agency selected by the Issuer in accordance with the procedures described below.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act, selected by the Issuer as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means S&P Global Ratings, and its successors.

“Voting Stock” means, with respect to any person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

Certain Covenants

The indenture will not contain any provisions that would limit the Issuer’s ability to incur unsecured indebtedness or that would afford holders of notes protection in the event of a sudden and significant decline in the credit quality or rating of the Issuer or a takeover, recapitalization or highly leveraged or similar transaction involving the Issuer.

Limitation on Liens

The Issuer will not, and will not permit any of its Subsidiaries to, create or suffer to exist any Lien on or with respect to any of the Issuer’s properties, whether now owned or hereafter acquired, to secure any Debt of the Issuer, any direct or indirect Subsidiary or any other Person without securing the notes equally and ratably with such Debt to which such Liens relate for so long as such Debt shall be so secured, other than:

•        Permitted Liens;

•        purchase money Liens upon or in any real property or equipment acquired or held by the Issuer or any Subsidiary in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired and fixed improvements thereon or accessions thereto, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced;

•        Liens existing on the date of this prospectus supplement;

•        Liens on property of a Person existing at the time such Person is merged into, consolidated with, or acquired by the Issuer or any Subsidiary of the Issuer or becomes a Subsidiary of the Issuer; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with the Issuer or such Subsidiary or acquired by the Issuer or such Subsidiary;

•        Liens granted by Subsidiaries of the Issuer to secure Debt owed to the Issuer or a wholly owned Subsidiary of the Issuer;

•        Liens arising out of a judgment, decree or order of court being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Issuer or the books of its Subsidiaries, as the case may be, in conformity with U.S. GAAP;

•        Debt of a Person existing at the time such Person is merged into or consolidated with the Issuer or becomes a Subsidiary of the Issuer provided that such Debt was not created in contemplation of such merger, consolidation or acquisition and provided further that the aggregate principal amount of such Debt shall not exceed $50,000,000 at any time outstanding;

•        Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to above or Liens created in connection with any amendment, consent or waiver relating to such Debt, so long as such Lien does not extend to any other property, the amount of Debt secured is not increased (other than by the amount equal to any costs and expenses incurred in connection with any extension, renewal, refinancing or refunding) and the Debt so secured does not exceed the fair market value (as determined by the board of directors of the Issuer in good faith) of the assets subject to such Liens at the time of such extension, renewal, refinancing or refunding, or such amendment, consent or waiver, as the case may be;

•        any assignment of accounts receivable (a) by and among the Issuer and its Subsidiaries or (b) pursuant to non-recourse factoring or similar arrangements or otherwise in an aggregate amount not to exceed in any fiscal year the greater of $500,000,000 (measured as the face value of such accounts receivable at the time of assignment) and 10% of the consolidated accounts receivable of the Issuer and its Subsidiaries as reflected in the consolidated balance sheet of the Issuer as of the end of the fiscal year of the Issuer most recently ended prior to such assignment for which financial statements are available; and

•        (a) Liens otherwise prohibited by this covenant, securing Debt or other obligations in an aggregate amount at any time outstanding plus (b) the aggregate face value at the time of assignment of such accounts receivable assigned, the assignment of which is not otherwise permitted by the foregoing exceptions, in an aggregate amount not to exceed 20% of Consolidated Net Worth of the Issuer and its Subsidiaries as set forth in the Issuer’s most recently available financial statements.

Further Issuances

We will have the ability to “reopen” the notes offered hereby and issue additional notes having the same terms, except with respect to the issue date, price to public, payment of interest accruing prior to the issue date of such additional notes or except for the first payment of interest following the issue date of such additional notes; provided, that if such additional notes are not fungible with such notes for United States federal income tax purposes, the additional notes will have a separate CUSIP number. Any such additional notes issued will be considered part of the same series of notes under the indenture as the applicable notes offered hereby.

Certain Definitions

Set forth below are certain defined terms used in this description of notes:

“Consolidated Net Worth” means the consolidated net worth of the Issuer, as determined in accordance with generally accepted accounting principles in the United States of America or U.S. GAAP.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than earn-out payment obligations of such Person in connection with the purchase of property or services to the extent they are still contingent), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases to the extent that such leases have been or should be, in accordance with U.S. GAAP, recorded as finance leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below and other payment obligations guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement intended to provide security for the payment or performance of an obligation, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not yet due and payable, or being contested in good faith by appropriate proceedings; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings that prevent the forfeiture or sale of the asset subject to such Lien; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations or, in any such case, to secure reimbursement obligations under letters of credit or bonds issued to support such obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding voting stock of such Person, (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other subsidiaries or by one or more of such Person’s other subsidiaries.

Defeasance

The notes will be subject to defeasance and discharge and covenant defeasance as set forth in the indenture and described in “Description of U.S. Debt Securities — Defeasance” in the accompanying prospectus.

Other Provisions of the Notes

The notes will be subject to certain other provisions set forth in the accompanying prospectus, including under “Description of U.S. Debt Securities — Events of Default,” “— Consolidation, Merger or Sale” and “— Modification of the Indenture.”

Book-Entry; Delivery and Form

The notes will be issued in the form of one or more global securities in definitive, fully registered form, without interest coupons. Each global security will be deposited with the trustee, as custodian for, and registered in the name of, a nominee of DTC, as depositary and will be held through the book-entry system of DTC and its participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, Luxembourg. See “Description of U.S. Debt Securities — Book-Entry Procedures and Settlement” in the accompanying base prospectus for a description of registered global securities held in book entry form. Neither the trustee, the paying agent and none of their respective agents or employees, will have any responsibility or liability for the payment of amounts to beneficial owners of the notes, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Certain U.S. Federal Income Tax Considerations

This section summarizes certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes. It is not a complete analysis of all the potential tax considerations relating to the notes. This summary deals only with notes that are held as capital assets (generally, held for investment) by holders that purchase the notes for cash pursuant to this offering at their “issue price” (generally, the first price at which a substantial amount of the notes is sold for cash to investors (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers)). This section is based upon the Internal Revenue Code of 1986, as amended (the “Code”), judicial decisions, final, temporary and proposed Treasury regulations, published rulings and other administrative pronouncements as of the date of this prospectus supplement, changes to any of which subsequent to the date of this prospectus supplement may affect the tax considerations described herein, possibly with retroactive effect. This section does not address all tax considerations that may be applicable to holders’ particular circumstances (such as the effects of Section 451(b) of the Code conforming the timing of certain income accruals to financial statements) or holders that are subject to special rules, including:

•        dealers in securities or currencies;

•        traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•        brokers;

•        tax-exempt entities;

•        insurance companies;

•        persons that hold the notes as part of a straddle, hedge, conversion or other integrated transaction;

•        U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•        banks or other financial institutions;

•        regulated investment companies;

•        real estate investment trusts;

•        former citizens or former permanent residents of the United States;

•        controlled foreign corporations;

•        passive foreign investment companies;

•        entities or arrangements classified as partnerships for U.S. federal tax purposes or other pass-through entities or investors therein; and

•        holders subject to the alternative minimum tax.

In addition, this summary does not address all possible tax considerations related to the purchase, ownership, or disposition of the notes. In particular it does not discuss any tax considerations arising under U.S. federal tax laws other than income tax laws, such as estate and gift tax laws, or state, local or non-U.S. tax considerations. We have not sought a ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made in this summary.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the notes that is, or is treated as, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of the notes (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes that will hold the notes, and any partner in such partnership, is urged to consult its own tax advisor as to the tax consequences of purchasing, owning and disposing of the notes.

Certain Additional Payments

We will become required to pay 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of repurchase, of any note purchased by us at a holder’s election after a Change of Control Triggering Event, as described above under the heading “Description of Notes — Repurchase at the Option of Holders Upon Change of Control Triggering Event.” Treasury regulations provide special rules for contingent payment debt instruments which, if applicable, could cause the timing, amount and character of a holder’s income, gain or loss with respect to the notes to be different from the consequences discussed below. Under the applicable Treasury regulations, however, for purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies (determined as of the date the notes are issued) are ignored. We believe the possibility of making additional payments on the notes is remote and/or incidental. Therefore, we intend to treat the possibility of the payment of such additional amounts as not resulting in the notes being treated as contingent payment debt instruments under the applicable Treasury regulations. Our treatment will be binding on all holders, except a holder that discloses its differing treatment in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which the note was acquired. Our treatment is not binding on the IRS, however, which may take a contrary position and treat the notes as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

U.S. Holders

Interest

Payments of stated interest on the notes generally will be taxable to a U.S. Holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes. If the notes are issued at a discount that is not less than 0.25% of the principal amount of the notes multiplied by the number of complete years to maturity, the notes will be considered to be issued with original issue discount for United States federal income tax purposes. It is expected, and the following discussion assumes, that the notes will be issued at par or with less than a de minimis amount of original issue discount for U.S. federal income tax purposes.

Sale or Other Taxable Disposition of the Notes

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note equal to the difference between the amount realized upon the disposition (less any portion allocable to accrued and unpaid interest, which if not previously included in income, will be treated as interest as described above) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be the U.S. Holder’s cost therefor. This gain or loss generally will be a capital gain or loss, and will be a long-term capital gain or loss if the U.S. Holder has held the note for more than one year. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a preferential rate. The deductibility of capital losses is subject to limitations.

Surtax on Net Investment Income

A U.S. Holder that is an individual, estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% surtax on the lesser of (1) the U.S. Holder’s “net investment income” (or undistributed net investment income in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income (or adjusted gross income in the case of an estate or trust) for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Holder’s net investment income generally will include its gross interest income and its net gains from the disposition of the notes, unless such interest payments or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder that is an individual, estate, or trust, you are urged to consult your tax advisor regarding the applicability of the surtax to your income and gains in respect of your investment in the notes.

Backup Withholding and Information Reporting

A U.S. Holder may be subject to information reporting and backup withholding (currently at a rate of 24%) on payments of interest and the proceeds of a sale, exchange, redemption, retirement or other taxable disposition of the notes. Certain holders (including, among others, corporations and certain tax-exempt organizations) generally are not subject to backup withholding and such information reporting. A U.S. Holder will be subject to this backup withholding tax if such holder is not otherwise exempt and such holder:

•        fails to furnish its taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number;

•        furnishes an incorrect TIN;

•        is notified by the IRS that it has failed to properly report payments of interest or dividends; or

•        fails to certify on IRS Form W-9, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified the U.S. Holder that it is subject to backup withholding.

U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund provided they timely provide certain information to the IRS.

Non-U.S. Holders

Interest

Subject to the discussions below concerning backup withholding and FATCA, payments of interest to a Non-U.S. Holder on a note generally will not be subject to U.S. federal income tax or withholding tax under the portfolio interest exemption, provided that the Non-U.S. Holder certifies its nonresident status as described below, and:

•        such payments are not effectively connected with such holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are not attributable to a “permanent establishment” or “fixed base” maintained by the Non-U.S. Holder in the United States);

•        such Non-U.S. Holder is not a “10-percent shareholder” of us within the meaning of Section 871(h)(3)(B) of the Code and the Treasury regulations thereunder; and

•        such Non-U.S. Holder is not a controlled foreign corporation that is related, directly or indirectly to us.

A Non-U.S. Holder can meet the certification requirement by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form) to us or our paying agent certifying under penalty of perjury that it is not a United States person prior to the payment. If the Non-U.S. Holder holds the note through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent. The Non-U.S. Holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts and other intermediaries, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If the Non-U.S. Holder cannot satisfy the requirements described above, payments of interest will be subject to U.S. federal withholding tax at a rate of 30% unless the Non-U.S. Holder provides a properly executed (i) IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form) claiming a reduction of or an exemption from withholding under an applicable tax treaty or (ii) IRS Form W-8ECI (or applicable successor form) stating that such payments are not subject to withholding tax because they are effectively connected with the holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a “permanent establishment” or “fixed base” maintained by the Non-U.S. Holder in the United States).

Sale or Other Taxable Disposition of Notes

Subject to the discussions below on backup withholding and FATCA, any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a note generally will not be subject to U.S. federal income or withholding tax unless:

•        such gain is effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a “permanent establishment” or “fixed base” maintained by such holder in the United States); or

•        such gain is realized by an individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

If a Non-U.S. Holder realizes gain described in the first bullet point, see “— Income or Gain Effectively Connected with a U.S. Trade or Business” below. If a Non-U.S. Holder is described in the second bullet point, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% on the amount by which the Non-U.S. Holder’s capital gains allocable to U.S. sources, including gain from such disposition, exceed any capital losses allocable to U.S. sources, except as otherwise required by an applicable income tax treaty.

To the extent that an amount realized on a sale, exchange, retirement, redemption or other taxable disposition of a note is attributable to accrued but unpaid interest on the notes, this amount generally will be treated in the same manner as interest as discussed under the heading “— Interest,” above.

Income or Gain Effectively Connected with a U.S. Trade or Business

If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on the notes or gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a note is effectively connected with the conduct of such trade or business (and, if an applicable tax treaty requires, is attributable to a “permanent establishment” or “fixed base” maintained by such holder in the United States), a Non-U.S. Holder will be subject to U.S. federal income tax (but not withholding tax assuming a properly executed IRS Form W-8ECI (or applicable successor form) has been provided) on such interest or gain on a net income basis. In addition, in certain circumstances, a corporate Non-U.S. Holder described in this paragraph may be subject to a 30% branch profits tax (or applicable lower tax treaty rate, provided certain certification requirements are met).

Backup Withholding and Information Reporting

Unless you are an exempt recipient, such as a corporation, interest payments on the notes and the proceeds received from a sale or other disposition of notes may be subject to information reporting and may also be subject to U.S. federal backup withholding (currently at a rate of 24%) if you fail to comply with applicable U.S. information reporting or certification requirements. Copies of the information returns reporting such payments and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty. The certification procedures required to claim the exemption from withholding tax on interest described above generally will satisfy the certification requirements necessary to avoid backup withholding tax as well.

Backup withholding is not an additional tax. Any amounts so withheld under the backup withholding rules may be allowed as a credit against a Non-U.S. Holder’s U.S. federal income tax liability or may be claimed as a refund provided the holder furnishes the required information to the IRS on a timely basis.

FATCA

Sections 1471 through 1474 of the Code (referred to as “FATCA”) and Treasury regulations thereunder, when applicable, impose a U.S. federal withholding tax equal to 30% on any interest paid on debt obligations of U.S. corporations, such as the notes, and on the proceeds from the disposition of such debt obligations even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain) if paid to a “foreign financial institution” (which term generally includes most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) or a “non-financial foreign entity,” each as defined in the Code (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities information regarding U.S. account holders of such institution (which include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); or (ii) the non-financial foreign entity either certifies it does not have any “substantial U.S. owners” (as defined in the Code) or furnishes identifying information regarding each substantial U.S. owner (generally by providing the applicable properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form)). The IRS has issued proposed Treasury regulations that would eliminate the application of this regime with respect to payments of gross proceeds (but not interest). Pursuant to these proposed Treasury regulations, the issuer and any withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until final Treasury regulations are issued or these proposed Treasury regulations are withdrawn. An “intergovernmental agreement” between the United States and an applicable foreign country may modify the requirements described in this paragraph.

We will not pay any additional amounts in respect of any amounts withheld, including pursuant to FATCA. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of taxes withheld pursuant to FATCA. Holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

The preceding discussion of material U.S. federal income tax consequences is general information only and is not tax advice. Accordingly, you should consult your own tax advisor as to the particular tax consequences to you of purchasing, owning or disposing of notes, including the applicability and effect of any U.S. federal non-income (such as estate or gift), state, local or non-U.S. tax laws, any applicable income tax treaty, and of any changes or proposed changes in applicable law.

Underwriting

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC are acting as representatives, have severally and not jointly agreed to purchase, and we have agreed to sell to them, severally and not jointly, the principal amount of notes set forth opposite their names below:

Underwriters	Principal Amount of Notes
BofA Securities, Inc.	$102,000,000
Citigroup Global Markets Inc.	$102,000,000
Deutsche Bank Securities Inc.	$102,000,000
Wells Fargo Securities, LLC	$102,000,000
Mizuho Securities USA LLC	$42,000,000
TD Securities (USA) LLC	$42,000,000
U.S. Bancorp Investments, Inc.	$42,000,000
ANZ Securities, Inc.	$18,000,000
BBVA Securities Inc.	$18,000,000
Scotia Capital (USA) Inc.	$18,000,000
Siebert Williams Shank & Co., LLC	$12,000,000
Total	$600,000,000

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by counsel and to certain other conditions. The underwriters have agreed to purchase all of the notes offered by this prospectus supplement if any of the notes are purchased.

The underwriters have advised us that they initially propose to offer the notes directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement, and may offer the notes to certain securities dealers at such price less a concession, not in excess of 0.400% of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.250% of the principal amount of the notes to certain other dealers. After the notes are released for sale to the public, the offering price and other selling terms with respect to the notes may from time to time be varied by the underwriters. The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering:

Paid by Us
Per note	0.650%
Total	$3,900,000

We have also agreed to indemnify the underwriters against certain liabilities, including liabilities under the federal securities laws, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

In connection with the offering of the notes, the underwriters (or persons acting on their behalf) may over allot notes or effect transactions with a view to supporting the market price of the notes during the stabilization period at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 calendar days after the date on which the Issuer received the proceeds of the issue, or no later than 60 calendar days after the date of allotment of the notes. Any stabilization action or over allotment must be conducted by the relevant underwriter (or persons acting on its behalf) in accordance with all applicable laws and rules.

Expenses associated with this offering to be paid by us, other than the underwriting discount, are estimated to be $1.7 million.

The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or included in any authorized quotation system.

From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or investment banking transactions with us and our affiliates for which they have received, or will receive customary fees and reimbursement of expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. In particular, Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of the trustee.

Certain underwriters and/or their affiliates are lenders and/or agents under each of our credit facility and our term loan facility. In addition, certain of the underwriters or their affiliates may have holdings in the 3.65% Senior Notes due 2024 and may therefore receive a portion of the net proceeds from this offering.

Settlement

We currently expect to deliver the notes to occur on or about August 2, 2024, which will be the third business day following the date of pricing of the notes (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day (as such term is used for purposes of Rule 15c6-1 of the Exchange Act) unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the business day before delivery of the notes will be required, by virtue of the fact that the notes will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement; such purchasers should consult their own advisors in this regard.

All sales of notes in the United States will be made by or through U.S. registered broker-dealers as permitted by applicable regulations.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

The notes may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”).

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any member state of the EEA will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the EU Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The notes may not be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer, within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”), and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA.

This prospectus supplement has been prepared on the basis that any offer of the notes in the United Kingdom will be made pursuant to an exemption under the FSMA and Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”) from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for purposes of the FSMA and the UK Prospectus Regulation.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

The notes have not been offered or sold and may not and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous

Provisions) Ordinance (Cap. 32, Laws of Hong Kong) and which do not constitute an offer to the public within the meaning of that Ordinance, and no advertisement, invitation or document relating to the notes has been, may be or will be issued or has been, may be or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

This prospectus supplement has not been reviewed or approved by any regulatory authorities in Hong Kong, including the Securities and Future Commissions and the Companies Registry of Hong Kong and neither had it been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed (in whole or in part) in Hong Kong, and the notes may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the notes will be required, and is deemed by the acquisition of the notes, to confirm that he is aware of the restriction on offers of the notes described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any notes in circumstances that contravene any such restrictions.

Notice to Prospective Investors in China

This prospectus supplement and the accompanying prospectus does not constitute a public offer of notes, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The notes are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the notes or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered for a public offering in Japan pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of April 13, 1948, as amended) (the “FIEA”). Accordingly, the notes will not be offered or sold, and the underwriters will not offer or sell the notes, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Korea

The notes have not been and will not be registered under the Financial Investment Services and Capital Markets Act of Korea and none of the notes may be offered, delivered or sold, directly or indirectly, in Korea or to any resident of Korea (as such term is defined in the Foreign Exchange Transaction Law of Korea and rules and regulations promulgated thereunder), or to any persons for reoffering or resale, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea, except as otherwise permitted under applicable laws and regulations.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289

of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person that is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA); (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA; (3) where no consideration is or will be given for the transfer; (4) where the transfer is by operation of law; (5) as specified in Section 276(7) of the SFA; or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person that is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA); where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets); (3) where no consideration is or will be given for the transfer; (4) where the transfer is by operation of law; (5) as specified in Section 276(7) of the SFA; or (6) as specified in Regulation 32.

Singapore Securities and Futures Act Product Classification

Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018).

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered with, or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or any other regulatory authorities of Taiwan, pursuant to relevant securities laws and regulations and may not be offered, issued or sold in Taiwan through a public offering or in any manner which would constitute an offer or a solicitation of an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations of Taiwan or would otherwise require registration with, filing with, or the approval of the Financial Supervisory Commission of Taiwan and/or any other regulatory authorities of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

Legal Matters

Certain legal matters in connection with this offering will be passed upon for the Issuer by Jones Day, New York, New York and/or by the Issuer’s general counsel, Louis F. Januzzi. Mr. Januzzi is an officer of the Issuer and has received, and may in the future receive, awards of restricted stock and options and other benefits determined by reference to the Issuer’s securities. Mr. Januzzi beneficially owns or has rights to acquire a total of less than 1% of the Issuer’s outstanding common stock. In connection with this offering, the underwriters have been represented by Allen Overy Shearman Sterling US LLP, New York, New York.

Experts

The consolidated financial statements and financial statement schedule II of Omnicom Group Inc. and subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information; Incorporation By Reference

This prospectus supplement is a part of a registration statement filed by the Issuer, Omnicom Finance Holdings plc and Omnicom Capital Holdings plc under the Securities Act of 1933, as amended. The registration statement also includes additional information not contained in this prospectus supplement.

The Issuer files annual, quarterly and current reports and any amendments to those reports, proxy statements and other information with the SEC. Documents the Issuer files with the SEC are available free of charge on the Issuer’s website at http://investor.omnicomgroup.com, as soon as reasonably practicable after such material is filed with the SEC. Information included or available through the Issuer’s website does not constitute a part of this prospectus or any prospectus supplement. Any document that the Issuer files with the SEC is available on the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus (as well as the related registration statement) the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement as a legal matter. Information that we file later with the SEC will automatically update information in this prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended:

•        Annual Report of the Issuer on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 7, 2024;

•        Quarterly Reports of the Issuer on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024, filed with the SEC April 17, 2024 and on July 17, 2024, respectively;

•        Current Reports of the Issuer on Form 8-K filed with the SEC on January 5, 2024, February 29, 2024, March 6, 2024 and May 13, 2024; and

•        Information specifically incorporated by reference in the Issuer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from its definitive proxy statement on Schedule 14A, filed with the SEC on March 28, 2024.

We are not incorporating by reference any information furnished rather than filed under Items 2.02 and 7.01 of any Current Report on Form 8-K.

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and the accompanying prospectus before the later of (1) the completion of the offering of the securities described in this prospectus supplement and (2) if applicable, the date any underwriters stop offering securities pursuant to this prospectus supplement will also be incorporated by reference into this prospectus supplement from the date of filing of such documents (other than information furnished pursuant to Items 2.02 or 7.01 of Form 8-K, including any financial statements or exhibits relating thereto and furnished pursuant to Item 9.01). Upon request, we will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement.

You may request a copy of these filings, at no cost, by writing or telephoning the Issuer at the following address:

Omnicom Group Inc.
280 Park Avenue
New York, NY 10017
Attn: Corporate Secretary
(212) 415-3600

We have not, and the underwriters and their affiliates have not, authorized anyone to provide you with any information or to make any representation not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus related hereto that we may authorize to be delivered to you. If given or made, any such other information or representation should not be relied upon as having been authorized by us or the underwriters or their affiliates. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

PROSPECTUS

OMNICOM GROUP INC.	OMNICOM FINANCE HOLDINGS PLC	OMNICOM CAPITAL HOLDINGS PLC

DEBT SECURITIES	DEBT SECURITIES	DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
GUARANTEES OF DEBT SECURITIES
SUBSCRIPTION RIGHTS
WARRANTS

Pursuant to this prospectus, Omnicom Group Inc. may offer from time to time:

•        shares of its common stock, par value $.15 per share;

•        shares of its preferred stock, par value $1.00 per share;

•        senior or subordinated debt securities;

•        subscription rights to purchase its common stock, preferred stock or warrants; and

•        warrants to purchase shares of Omnicom Group Inc. common stock or preferred stock.

In addition, Omnicom Finance Holdings plc or Omnicom Capital Holdings plc may offer from time to time senior or subordinated debt securities (together with a guarantee by Omnicom Group Inc. of Omnicom Finance Holdings plc’s or Omnicom Capital Holdings plc’s, as applicable, obligations in respect of any such debt securities).

Specific terms of these securities will be provided in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement carefully before you invest.

Omnicom Group Inc.’s common stock is listed on the New York Stock Exchange and trades under the symbol “OMC.”

Investing in these securities involves certain risks. See the information included and incorporated by reference in this prospectus and any accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the information under “Risk Factors” in Omnicom Group Inc.’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

_____________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_____________________________

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

The date of this prospectus is November 12, 2021

We have not authorized anyone to provide you with any information or to make any representation not contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus related hereto that we may authorize to be delivered to you. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any free writing prospectus is accurate as of any date other than their respective dates.

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i

THE COMPANY

When used in this prospectus, the term “Omnicom Group” refers to Omnicom Group Inc.    together with its consolidated subsidiaries; the term “Omnicom Group Inc.” refers only to Omnicom Group Inc. and not its subsidiaries; the term “Omnicom Finance Holdings” refers only to Omnicom Finance Holdings plc; the term “Omnicom Capital Holdings” refers only to Omnicom Capital Holdings plc; and the terms “we,” “us” and “our” refer collectively to Omnicom Group Inc., Omnicom Capital Holdings and Omnicom Finance Holdings, in each case, unless the context otherwise requires or indicates.

Omnicom Group Inc.

Omnicom Group Inc., a New York corporation formed in 1986, through its branded networks and agencies provides advertising, marketing and corporate communications services to over 5,000 clients in more than 70 countries.

Omnicom Group Inc. is a strategic holding company providing advertising, marketing and corporate communications services to clients through its branded networks and agencies around the world. Omnicom Group operates in a highly competitive industry and competes against other global, national and regional advertising and marketing services companies, as well as technology, social media and professional services companies. The proliferation of media channels, including the rapid development and integration of interactive technologies and media, has fragmented consumer audiences targeted by Omnicom Group’s clients. These developments make it more complex for marketers to reach their target audiences in a cost-effective way, causing them to turn to global service providers such as Omnicom Group for a customized mix of advertising and marketing services designed to optimize their total marketing expenditure.

On a global, pan-regional and local basis, our branded networks and agencies operate in all major markets and provide services in the following fundamental disciplines: advertising, customer relationship management, or CRM, public relations, and healthcare. Advertising includes creative services, as well as strategic media planning and buying and data analytics services. Public relations services include corporate communications, crisis management, public affairs and media and media relations services. Healthcare includes advertising and media services to global healthcare clients. In an effort to better capture the expanding scope of our services, effective January 1, 2021, we realigned the classification of certain services primarily within our CRM Consumer Experience discipline. As a result, our CRM discipline has been reclassified into four categories: CRM Precision Marketing, which includes our precision marketing and digital/direct marketing agencies; CRM Commerce and Brand Consulting that is primarily comprised of Omnicom Commerce Group, including our shopper marketing businesses, and our Brand Consulting agencies; CRM Experiential, which includes our experiential marketing agencies and events businesses; and CRM Execution & Support, which includes field marketing, merchandising and point of sale, as well as other specialized marketing and custom communications services. Our business model was built and continues to evolve around our clients. While our networks and agencies operate under different names and frame their ideas in different disciplines, we organize our services around our clients. Our fundamental business principle is that our clients’ specific marketing requirements are the central focus of how we structure our service offerings and allocate our resources. This client-centric business model requires that multiple agencies within Omnicom collaborate in formal and informal virtual client networks utilizing our key client matrix organization structure. This collaboration allows us to cut across our internal organizational structures to execute our clients’ marketing requirements in a consistent and comprehensive manner. We use our client-centric approach to grow our business by expanding our service offerings to existing clients, moving into new markets and obtaining new clients. In addition, we pursue selective acquisitions of complementary companies with strong entrepreneurial management teams that typically currently serve or could serve our existing clients.

Driven by our clients’ continuous demand for more effective and efficient marketing activities, we strive to provide an extensive range of advertising, marketing and corporate communications services through various client-centric networks that are organized to meet specific client objectives. These services include, among others, advertising, brand consulting, content marketing, corporate social responsibility consulting, crisis communications, custom publishing, data analytics, database management, digital/direct marketing, digital transformation, entertainment marketing, experiential marketing, field marketing, financial/corporate business-to-business advertising, graphic arts/digital imaging, healthcare marketing and communications, instore design, interactive marketing, investor relations, marketing research, media planning and buying, merchandising and point of sale, mobile marketing, multi-cultural marketing, non-profit marketing, organizational communications, package design, product placement, promotional marketing, public affairs, public relations, retail marketing, sales support, search engine marketing, shopper marketing, social media marketing and sports and event marketing.

Omnicom Group Inc.’s principal corporate offices are located at 280 Park Avenue, New York, New York, 10017; 1055 Washington Boulevard, Stamford, Connecticut, 06901; and 525 Okeechobee Boulevard, West Palm Beach, Florida, 33411. Omnicom Group Inc. also maintains executive offices in London, England; Shanghai, China; and Singapore.

Omnicom Finance Holdings plc

Omnicom Finance Holdings is a wholly owned indirect subsidiary of Omnicom Group Inc. Omnicom Finance Holdings does not have any independent operations. Omnicom Finance Holdings’ assets consist of its investments in several wholly owned finance companies that function as treasury centers, which provide funding for various operating companies in EMEA, Australia and Asia-Pacific. The finance companies’ assets consist of intercompany loans that they make or have made to the operating companies in their region and the related interest receivables. There are no restrictions on the ability of Omnicom Finance Holdings to obtain funds from our subsidiaries through dividends, loans or advances.

Omnicom Finance Holdings is a public limited company organized under the laws of England and Wales. Its principal office is located at Bankside 3, 90-100 Southwark Street, London, SE1 0SW, United Kingdom and its telephone number is +44 (0) 20-7298-7007.

Omnicom Capital Holdings plc

Omnicom Capital Holdings is a wholly owned indirect subsidiary of Omnicom Group Inc. Omnicom Capital Holdings does not have any independent operations. Omnicom Capital Holdings’ assets consist of its investments in several wholly owned finance companies that function as treasury centers, which provide funding for various operating companies in EMEA, Australia and Asia-Pacific. The finance companies’ assets consist of intercompany loans that they make or have made to the operating companies in their region and the related interest receivables. There are no restrictions on the ability of Omnicom Capital Holdings to obtain funds from our subsidiaries through dividends, loans or advances.

Omnicom Capital Holdings is a public limited company organized under the laws of England and Wales. Its principal office is located at Bankside 3, 90-100 Southwark Street, London, SE1 0SW, United Kingdom and its telephone number is +44 (0) 20-7298-7007.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement and, if applicable, a free writing prospectus that will contain specific information about the terms of that offering. The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and in any prospectus supplement or free writing prospectus, you should rely on the information in that prospectus supplement or free writing prospectus, as applicable. You should read this prospectus, any prospectus supplement and any free writing prospectus together with additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information; Incorporation by Reference.”

Pursuant to this registration statement Omnicom Group Inc. may offer, issue and sell securities as set forth on the cover page of this prospectus. Because Omnicom Group Inc. is a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act,” Omnicom Group Inc. may add to and offer additional securities, including securities held by security holders, by filing a prospectus supplement with the SEC at the time of the offer. In addition, Omnicom Group Inc. is able to add its subsidiaries and securities to be issued by them if Omnicom Group Inc. guarantees such securities. Omnicom Group Inc. will guarantee any debt securities that Omnicom Finance Holdings or Omnicom Capital Holdings issues under this prospectus.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

This prospectus is a part of a registration statement filed by Omnicom Group Inc., Omnicom Finance Holdings and Omnicom Capital Holdings under the Securities Act. The registration statement also includes additional information not contained in this prospectus.

Omnicom Group Inc. files annual, quarterly and current reports and any amendments to those reports, proxy statements and other information with the SEC. Documents Omnicom Group Inc. files with the SEC are available free of charge on Omnicom Group Inc.’s website at http://investor.omnicomgroup.com, as soon as reasonably practicable after such material is filed with the SEC. Information included or available through Omnicom Group Inc.’s website does not constitute a part of this prospectus or any prospectus supplement. Any document that Omnicom Group Inc. files with the SEC is available on the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement (as well as the related registration statement) the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus as a legal matter. Information that we file later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934:

•        Annual Report of Omnicom Group Inc. on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 18, 2021;

•        Quarterly Reports of Omnicom Group Inc. on Form 10-Q for the quarter ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on April 20, 2021, July 20, 2021 and October 20, 2021, respectively;

•        Current Reports of Omnicom Group Inc. on Form 8-K filed with the SEC on May 3, 2021, May 7, 2021, July 23, 2021 and November 1, 2021;

•        Information specifically incorporated by reference in Omnicom Group Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 from its definitive proxy statement on Schedule 14A, filed with the SEC on March 25, 2021

•        The description of Omnicom Group Inc.’s common stock filed as Exhibit 4.17 to Omnicom Group Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) if applicable, the date any underwriters stop offering securities pursuant to this prospectus will also be incorporated by reference in this prospectus from the date of filing of such documents (other than information furnished pursuant to Items 2.02 or 7.01 of Form 8-K, including any financial statements or exhibits relating thereto and furnished pursuant to Item 9.01). Upon request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning Omnicom Group Inc. at the following address:

Omnicom Group Inc.
280 Park Avenue
New York, NY 10017
Attn: Corporate Secretary
(212) 415-3600

We have not authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus related hereto that we may authorize to be delivered to you. If given or made, any such other information or representation should not be relied upon as having been authorized by us. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, the accompanying prospectus and the documents incorporated by reference constitute forward-looking statements, including statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, we or our representatives have made, or may make, forward-looking statements, orally or in writing. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of our management as well as assumptions made by, and information currently available to, our management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “should,” “would,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include: the impact of the COVID-19 pandemic, international, national or local economic conditions that could adversely affect Omnicom Group or its clients; losses on media purchases and production costs incurred on behalf of clients; reductions in client spending, a slowdown in client payments and a deterioration in the credit markets; the ability to attract new clients and retain existing clients in the manner anticipated; changes in client advertising, marketing and corporate communications requirements; failure to manage potential conflicts of interest between or among clients; unanticipated changes relating to competitive factors in the advertising, marketing and corporate communications industries; the ability to hire and retain key personnel; currency exchange rate fluctuations; reliance on information technology systems; changes in legislation or governmental regulations affecting Omnicom Group or its clients; risks associated with assumptions Omnicom Group makes in connection with its critical accounting estimates and legal proceedings; and Omnicom Group’s international operations, which are subject to the risks of currency repatriation restrictions, social or political conditions and regulatory actions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect our business, including those described in Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Omnicom Group’s Annual Report on Form 10-K for the year ended December 31, 2020 as well as in Omnicom Group’s other filings with the SEC that are incorporated or deemed to be incorporated by reference into this prospectus and the accompanying prospectus. Except as required under applicable law, we do not assume any obligation to update these forward-looking statements.

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, Omnicom Group will use the proceeds it receives from the sale of the offered securities for general corporate purposes, which could include working capital expenditures, fixed asset expenditures, acquisitions, repayment of commercial paper, repayment of other debt, refinancing of other debt, repurchases of Omnicom Group’s common stock or other capital transactions. Pending the application of the proceeds, we may invest proceeds in short-term investment grade obligations. The precise amounts and timing of the application of proceeds will depend upon the funding requirements of Omnicom Group Inc. and its subsidiaries at the time of issuance and the availability of other funds.

DESCRIPTION OF OMNICOM GROUP INC. COMMON STOCK

General

The following briefly summarizes the material terms of Omnicom Group Inc.’s common stock. You should read the more detailed provisions of Omnicom Group Inc.’s restated certificate of incorporation for provisions that may be important to you.

Omnicom Group Inc.’s restated certificate of incorporation authorizes it to issue up to 1,000,000,000 shares of common stock, par value $.15 per share. As of October 13, 2021, Omnicom Group Inc. had 212,558,522 shares of its common stock outstanding.

Each holder of common stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by Omnicom Group Inc. shareholders. Holders of common stock may not cumulate their votes in the election of directors, and are entitled to share equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid on any outstanding shares of preferred stock.

Omnicom Group Inc.’s shareholders elect the full board of directors annually. An affirmative vote of the holders of a majority of votes cast is required for Omnicom Group Inc.’s shareholders to remove a director, amend Omnicom Group Inc.’s by-laws or its restated certificate of incorporation and to change the number of directors comprising the full board.

The board of directors also has power to amend the by-laws or change the number of directors comprising the full board.

Upon voluntary or involuntary liquidation, dissolution or winding up of Omnicom Group Inc., the holders of the common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are currently no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and nonassessable.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Equiniti Trust Company.

Listing

The common stock is listed on the New York Stock Exchange under the symbol “OMC.”

DESCRIPTION OF OMNICOM GROUP INC. PREFERRED STOCK

The following briefly summarizes the material terms of Omnicom Group Inc.’s preferred stock, other than pricing and related terms to be disclosed in a prospectus supplement. You should read the particular terms of any series of preferred stock offered by Omnicom Group Inc. which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of Omnicom Group Inc.’s restated certificate of incorporation and the certificate of designation relating to each particular series of preferred stock, for provisions that may be important to you. The restated certificate of incorporation is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The certificate of designation relating to the particular series of preferred stock offered by a prospectus supplement relating to the series’ issue will be filed as an exhibit to one of Omnicom Group Inc.’s future current reports and incorporated by reference in the registration statement to which this prospectus relates. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

General

As of the date of this prospectus, Omnicom Group Inc. is authorized to issue up to 7.5 million shares of preferred stock, par value $1.00 per share, none of which is outstanding.

Under Omnicom Group Inc.’s restated certificate of incorporation, the board of directors of Omnicom Group Inc. is authorized to issue, without the approval of Omnicom Group Inc.’s shareholders, shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock having such powers, preferences, rights and limitations as the board of directors so designates.

Prior to the issuance of any series of preferred stock, the board of directors of Omnicom Group Inc. will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed with the New York State Secretary of State as an amendment to the restated certificate of incorporation.

The resolutions of the board of directors of Omnicom Group Inc. providing for a series of preferred stock may include the following provisions:

•        the title and stated value of the preferred stock;

•        the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;

•        the dividend rate, period and/or payment date or method of calculation thereof applicable to the preferred stock;

•        whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•        the provisions for a sinking fund, if any, for the preferred stock;

•        the provisions for redemption, if applicable, of the preferred stock;

•        the terms and conditions, if applicable, upon which the preferred stock will be convertible into or exchangeable for other types of securities, including the conversion price (or a manner of calculation thereof) and conversion period;

•        voting rights, if any, of the preferred stock;

•        whether interests in the preferred stock will be represented by depositary shares; and

•        any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The rights of holders of the preferred stock offered may be affected by the rights of holders of any shares of preferred stock that may be issued in the future. Those effects could be adverse. Shares of preferred stock issued by Omnicom Group Inc. may have the effect of rendering more difficult or discouraging an acquisition of Omnicom Group Inc. deemed undesirable by the board of directors of Omnicom Group Inc.

The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of Omnicom Group Inc.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Rank

Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, the shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by the board of directors of Omnicom Group Inc. out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on the books of Omnicom Group Inc. on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

Conversion and Exchange

The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for other types of securities of Omnicom Group Inc.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at the option of Omnicom Group Inc. or the holder thereof and may be mandatorily redeemed.

Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.

Unless Omnicom Group Inc. defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of Omnicom Group Inc., holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Those distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of available assets of Omnicom Group Inc. on a ratable basis in proportion to the full liquidation preferences.

Holders of preferred stock will not be entitled to any other amounts from Omnicom Group Inc. after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•        as otherwise stated in the prospectus supplement;

•        as otherwise stated in the certificate of designation establishing such series; or

•        as required by applicable law.

DESCRIPTION OF U.S. DEBT SECURITIES

General

The description below of the general terms of the U.S. debt securities will be supplemented by the more specific terms of a particular series in a prospectus supplement. As used in this “Description of U.S. Debt Securities,” the term “debt securities” refers to the senior and subordinated debt securities that Omnicom Group Inc. may offer from time to time, and the terms “Issuer,” “we,” “us” and “our” refer to Omnicom Group Inc., unless the context otherwise requires or indicates.

The debt securities will be unsecured obligations of Omnicom Group Inc. and will be either senior or subordinated debt. We will issue the debt securities under the base indenture, dated as of February 21, 2021, between us and Deutsche Bank Trust Company Americas, as trustee (as supplemented, amended or otherwise modified, the “Omnicom Group Indenture”).

We have summarized the material provisions of the Omnicom Group Indenture below. The Omnicom Group Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and you should read the Omnicom Group Indenture for provisions that may be important to you.

In addition, the material specific financial, legal and other terms, as well as any material U.S. federal income tax consequences, of a particular series of debt securities will be described in the prospectus supplement relating to that series of debt securities. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

The Omnicom Group Indenture provides that our debt securities may be issued in one or more series, with different terms, in each case as authorized from time to time by us. The Omnicom Group Indenture also gives us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of that series or establish additional terms for that series of debt securities. The Omnicom Group Indenture does not limit the amount of debt securities or other unsecured debt which we may issue.

Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

In addition to the following description of the debt securities, you should refer to the detailed provisions of the Omnicom Group Indenture.

If material, federal income tax consequences and other special considerations applicable to any debt securities issued by the Issuer at a discount will be described in the applicable prospectus supplement.

The debt securities will represent direct, unsecured, general obligations of the Issuer and:

•        may rank equally with other unsubordinated debt or may be subordinated to other debt the Issuer has or may incur;

•        may be issued in one or more series with the same or various maturities;

•        may be issued at a price of 100% of their principal amount or at a premium or discount; and

•        may be represented by one or more global notes registered in the name of a designated depository’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depository and its participants.

Omnicom Group Inc. is a holding company. As a result, the debt securities issued under the Omnicom Group Indenture will effectively be subordinated to all existing and future obligations of Omnicom Group Inc.’s operating subsidiaries, including trade payables, and to Omnicom Group Inc.’s obligations that are secured, to the extent of the security.

The aggregate principal amount of debt securities that the Issuer may authenticate and deliver is unlimited. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

•        the title of the debt securities;

•        ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•        whether the debt securities will be senior or subordinated debt;

•        if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•        the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•        any limit on the aggregate principal amount of the debt securities;

•        the maturity date or dates;

•        the interest rate;

•        the manner in which the amounts of payment of principal of or interest, if any, on the securities of the series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•        the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

•        the location where payments on the debt securities will be made;

•        the terms and conditions on which the debt securities may be redeemed at the option of the Issuer;

•        the terms and conditions on which the debt securities may be repurchased by the Issuer at the option of the holders thereof;

•        any obligation of the Issuer to redeem, purchase or repay the debt securities pursuant to sinking fund provisions;

•        any obligation of the Issuer to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

•        if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which debt securities may be issued;

•        whether the debt securities will be issuable as global securities;

•        if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;

•        the provisions relating to any security provided for the debt securities;

•        any events of default not described in “Events of Default” below;

•        the terms and conditions on which the debt securities may be exchanged or converted into common stock or preferred stock of Omnicom Group Inc.;

•        the form and terms of any guarantee of or security for the debt securities;

•        any depositories, interest rate calculation agents or other agents;

•        any material provisions of the Omnicom Group Indenture described in this prospectus that do not apply to the debt securities; and

•        any other terms of the debt securities not inconsistent with the provisions of the Omnicom Group Indenture.

The terms on which a series of debt securities may be convertible into or exchangeable for common stock or preferred stock of Omnicom Group Inc. will be set forth in the prospectus supplement relating to such series. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Issuer. The terms may include provisions pursuant to which the number of shares of common stock or other securities of Omnicom Group Inc. to be received by the holders of such series of debt securities may be adjusted.

The debt securities will be issued only in registered form. Debt securities of a series will either be global securities registered in book-entry form, or a physical (paper) certificate issued in definitive, or certificated, registered form. Procedures relating to global securities are described below under “Book-Entry Procedures and Settlement.” Unless otherwise provided in the applicable prospectus supplement, debt securities denominated in United States dollars will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The prospectus supplement relating to offered securities denominated in a foreign or composite currency will specify the denomination of the offered securities.

Debt securities represented by a paper certificate may be presented for exchange or transfer at the office of the Registrar. Holders will not have to pay any service charge for any registration of transfer or exchange of their certificates, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Payment and Paying Agents

Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the principal office of the paying agent. Payment will be made to the registered holder at the close of business on the record date for such payment.

Interest payments will be made at the principal corporate trust office of the trustee in New York City, or by a check mailed to the holder at his or her registered address. Payments in any other manner will be specified in the prospectus supplement.

Book-Entry Procedures and Settlement

The debt securities will be issued in book-entry form only and represented by one or more global securities registered in the name of, and deposited with a custodian for, The Depository Trust Company, or DTC, or its nominee. DTC or its nominee will be the sole registered holder of the debt securities for all purposes under the Omnicom Group Indenture. Owners of beneficial interests in the debt securities represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in these securities will be shown on, and may only be transferred through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of their interests, in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of debt securities under the global securities or the Omnicom Group Indenture.

The Issuer and the trustee, and any of their respective agents, may treat DTC as the sole holder and registered owner of the global securities under the terms of the Omnicom Group Indenture.

Optional Redemption

Unless an applicable prospectus supplement specifies otherwise, the debt securities will not be redeemable. In the event the debt securities are redeemable, the debt securities will be redeemable, as a whole or in part, at the Issuer’s option, at any time or from time to time, upon mailed notice (or electronic notice, as applicable) to the registered address of each holder of debt securities at least 15 days but not more than 60 days prior to the redemption. The redemption price will be equal to the greater of (1) 100% of the principal amount of the debt securities to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) on such debt securities discounted to the date of redemption, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the applicable Treasury Rate (as defined below) plus a make whole spread, which will be specified in the applicable prospectus supplement, plus accrued and unpaid interest thereon to the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer (as defined below) as having a maturity comparable to the remaining term of the debt securities, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the debt securities.

“Comparable Treasury Price” means, with respect to any redemption date, the Reference Treasury Dealer Quotations (as defined below) for that redemption date.

“Reference Treasury Dealer” means each of any three primary U.S. Government securities dealer selected by us, and their respective successors.

“Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by the Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding that redemption date.

“Remaining Scheduled Payments” means the remaining scheduled payments of principal of and interest on the debt securities that but for the redemption would be due after the related redemption date, not including any portion of such interest payment accrued as of such redemption date. If that redemption date is not an interest payment date with respect to the debt securities, the amount of the next succeeding scheduled interest payment on the debt securities will be reduced by the amount of interest accrued on the debt securities to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

On and after the redemption date, interest will cease to accrue on the debt securities or any portion of the debt securities called for redemption (unless we default in the payment of the redemption price and accrued interest).

Consolidation, Merger or Sale

The Issuer may not consolidate with or merge into, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any person, referred to as a “successor person,” unless:

•        either (a) the Issuer is the successor person or (b) the successor person is an entity organized under the laws of the United States;

•        the successor person expressly assumes the Issuer’s obligations with respect to the debt securities and the Omnicom Group Indenture;

•        immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•        the Issuer or the successor person has delivered to the trustee the certificates and opinions required under the Omnicom Group Indenture.

Modification of the Omnicom Group Indenture

The Omnicom Group Indenture provides that the Issuer and the trustee may enter into supplemental indentures without obtaining the consent of any holder of debt securities:

•        to cure any ambiguity, defect or inconsistency;

•        to comply with the Omnicom Group Indenture’s provisions regarding successor corporations;

•        to comply with any requirements of the SEC in connection with the qualification of the Omnicom Group Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•        to provide for global securities in addition to or in place of certificated debt securities;

•        to add to, change or eliminate any of the provisions of the Omnicom Group Indenture with respect to any series of debt securities; although no such addition, change or elimination may apply to any series of debt security created prior to the execution of such amendment and entitled to the benefit of such provision, nor may any such amendment modify the rights of a holder of any such debt security with respect to such provision, unless the amendment becomes effective only when there is no outstanding debt security of any series created prior to such amendment and entitled to the benefit of such provision;

•        in the case of subordinated debt securities, to make any change in the provisions of the Omnicom Group Indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

•        to make any change that does not materially adversely affect in any material respect the legal rights of any holder; or

•        to establish additional series of debt securities as permitted by the Omnicom Group Indenture.

The Omnicom Group Indenture provides that the Issuer and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series, modify the Omnicom Group Indenture or the rights of the holders of the securities of the series to be affected. No modifications may, without the consent of the holder of each security affected, be made that, as to any non-consenting holders:

•        reduce the percentage of securities whose holders need to consent to the modification;

•        reduce the rate or change the time of payment of interest on the securities;

•        reduce the principal amount of or the premium, if any, on the securities;

•        change the fixed maturity of any of the securities;

•        reduce the amount of, or postpone the date fixed for, the payment of any sinking fund;

•        reduce the principal amount payable upon acceleration of the maturity of any securities issued originally at a discount;

•        in the case of any subordinated debt security or coupons appertaining thereto, make any change in the provisions of the Omnicom Group Indenture relating to subordination that adversely affects the rights of any holder under such provisions;

•        waive a default in the payment of the principal amount of, the premium, if any, or any interest on the securities;

•        change the currency in which any of the securities are payable;

•        impair the right to sue for the enforcement of any payment on or after the maturity of the securities; or

•        waive a redemption payment with respect to the securities.

Events of Default

The Omnicom Group Indenture provides that events of default regarding any series of debt securities include:

•        failure to pay required interest on any debt security of such series for 30 days;

•        failure to pay principal, other than a scheduled installment payment, or premium, if any, on any debt security of the series when due;

•        failure to make any required deposit of any sinking fund payment when due;

•        failure to perform for 60 days after notice any other covenant in the Omnicom Group Indenture (other than a covenant included in the Omnicom Group Indenture solely for the benefit of a series of debt securities other than such series);

•        (A) the Issuer’s failure to make any payment by the end of any applicable grace period after maturity of its indebtedness, which term as used in the Omnicom Group Indenture means obligations (other than nonrecourse obligations) of the Issuer for borrowed money or evidenced by bonds, debentures, notes or similar instruments in an amount (taken together with amounts in (B)) in excess of $100 million and continuance of such failure, or (B) the acceleration of its indebtedness in an amount (taken together with the amounts in (A)) in excess of $100 million because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled in case of (A) or (B) above, for a period of 30 days after written notice to the Issuer by the trustee or to the Issuer and the trustee by the holders of not less than 25% in aggregate principal amount of the notes then outstanding; however, if any such failure or acceleration referred to in (A) or (B) above shall cease or be cured or be waived, rescinded or annulled in accordance with the terms of the applicable debt security, then the event of default by reason thereof shall be deemed not to have occurred;

•        certain events of bankruptcy or insolvency, whether voluntary or not; or

•        any other event of default described in the prospectus supplement of such series of debt securities.

If an event of default (other than the bankruptcy provision) regarding debt securities of any series issued under the Omnicom Group Indenture should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable. If a bankruptcy event occurs, the principal of and accrued and unpaid interest on the debt securities of such series shall immediately become due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities of such series. The holders of a majority in principal amount of debt securities of such series may rescind any other declaration or acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default have been cured or waived (other than nonpayment of principal or interest that has become due solely as a result of acceleration). The Issuer is required to file annually with the trustee a statement of an officer as to the fulfillment by the Issuer of its obligations under the Omnicom Group Indenture during the preceding year.

Holders of a majority in principal amount of the outstanding debt securities of any series are entitled to control certain actions of the trustee under the Omnicom Group Indenture. Holders of a majority in principal amount of the outstanding debt securities of any series also will be entitled to waive past defaults regarding the series, except for a default in payment of principal, premium or interest or a default in a covenant or provision which may not be modified or amended without the consent of each holder of a debt security of the affected series. The trustee generally may not be ordered or directed by any of the holders of debt securities to take any action, unless one or more of the holders shall have offered to the trustee security or indemnity satisfactory to it.

If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the Omnicom Group Indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series.

Before any holder of any series of debt securities may institute action for any remedy, except payment on the holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the trustee security and indemnity satisfactory to it against liabilities incurred by the trustee for taking such action.

Defeasance

The Omnicom Group Indenture provides that the Issuer may specify with respect to any series of debt securities that after the Issuer has deposited with the trustee, cash or government securities, in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on and any mandatory sinking fund payments in respect of the debt securities of such series when due, then the Issuer:

•        will be deemed to have paid and satisfied its obligations on all outstanding debt securities of such series, which is known as “defeasance and discharge”; or

•        will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on and any mandatory sinking fund payments in respect of such debt securities, relating to the debt securities of such series, which is known as “covenant defeasance.”

In each case, the Issuer must also deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will have no federal income tax consequences as a result of such deposit.

In addition, the Omnicom Group Indenture provides that if the Issuer chooses to have the defeasance and discharge provision applied to the subordinated debt securities, the subordination provisions of the Omnicom Group Indenture will become ineffective upon full defeasance of the subordinated debt securities.

When there is a defeasance and discharge, with limited exceptions, (1) the Omnicom Group Indenture will no longer govern the debt securities of such series, (2) the Issuer will no longer be liable for payment, and (3) the holders of the debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, the Issuer will continue to be obligated to make payments when due if the deposited funds are not sufficient.

Subordination

Debt securities of a series, and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries except to the extent such subsidiary is a guarantor of such series of debt securities.

Further Issues

The Issuer may from time to time, without notice to or the consent of the registered holders of a series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of the corresponding series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of the corresponding series and have the same terms as to status, redemption or otherwise as the debt securities of the corresponding series.

Concerning the Trustee

The trustee may engage in transactions with, or perform services for, the Issuer and affiliates of the Issuer in the ordinary course of business. The trustee will perform only those duties that are specifically set forth in the Omnicom Group Indenture unless an event of default under the Omnicom Group Indenture occurs and is continuing. In case an event of default occurs and is continuing, the trustee will exercise the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs.

Applicable Law

The debt securities will be governed by, and construed in accordance with, the laws of the State of New York. The Omnicom Group Indenture is governed by the laws of the State of New York.

DESCRIPTION OF INTERNATIONAL DEBT SECURITIES

General

The description below of the general terms of the international debt securities will be supplemented by the more specific terms of a particular series in a prospectus supplement. As used in this “Description of International Debt Securities,” the term “debt securities” refers to the senior and subordinated debt securities that Omnicom Finance Holdings or Omnicom Capital Holdings may offer from time to time, and the terms “Issuer,” “we,” “us” and “our” refer to one of Omnicom Finance Holdings or Omnicom Capital Holdings, unless the context otherwise requires or indicates.

The debt securities will be either senior or subordinated debt. Omnicom Finance Holdings or Omnicom Capital Holdings will enter into an indenture with Deutsche Bank Trust Company Americas, as trustee, and with Omnicom Group, Inc., as guarantor, the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part (the “International Indenture”).

We have summarized the material provisions of the International Indenture below.

In addition, the material specific financial, legal and other terms, of a particular series of debt securities will be described in the prospectus supplement relating to that series of debt securities. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

The International Indenture will provide that our debt securities may be issued in one or more series, with different terms, in each case as authorized from time to time by us. The International Indenture will also give us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of that series or establish additional terms for that series of debt securities. The International Indenture will not limit the amount of debt securities or other unsecured debt which we may issue.

Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

In addition to the following description of the debt securities, you should refer to the detailed provisions of the International Indenture.

The material United States federal income tax and United Kingdom income and corporation tax consequences and other special considerations applicable to any debt securities issued by the Issuer at a discount will be described in the applicable prospectus supplement.

The debt securities will represent direct, unsecured, general obligations of the Issuer and:

•        may rank equally with other unsubordinated debt or may be subordinated to other debt the Issuer has or may incur;

•        may be issued in one or more series with the same or various maturities;

•        may be issued at a price of 100% of their principal amount or at a premium or discount; and

•        may be represented by one or more global notes registered in the name of a designated depository’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depository and its participants.

Omnicom Group Inc. is a holding company and Omnicom Finance Holdings and Omnicom Capital Holdings are finance subsidiaries. As finance subsidiaries, Omnicom Finance Holdings’ and Omnicom Capital Holdings’ assets consist of their investments in several wholly owned finance companies that function as treasury centers, which provide funding for various operating companies in EMEA, Australia and Asia-Pacific. The finance companies’ assets consist of intercompany loans that they make or have made to the operating companies in their region and the related interest receivables. The debt securities issued under the International Indenture will effectively be subordinated to the Issuer’s obligations that are secured, to the extent of the security.

Omnicom Finance Holdings’ and Omnicom Capital Holdings’ obligations in respect of any debt securities will be guaranteed by Omnicom Group Inc. The guarantee of the debt securities issued under the International Indenture will effectively be subordinated to Omnicom Group Inc.’s obligations that are secured, to the extent of the security, and to all existing and future obligations of Omnicom Group Inc.’s operating subsidiaries, including trade payables.

The aggregate principal amount of debt securities that the Issuer may authenticate and deliver is unlimited. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

•        the title of the debt securities;

•        ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•        whether the debt securities will be senior or subordinated debt;

•        if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•        the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•        any limit on the aggregate principal amount of the debt securities;

•        the maturity date or dates;

•        the interest rate;

•        the manner in which the amounts of payment of principal of or interest, if any, on the securities of the series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•        the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

•        the location where payments on the debt securities will be made;

•        the terms and conditions on which the debt securities may be redeemed at the option of the Issuer;

•        the terms and conditions on which the debt securities may be repurchased by the Issuer at the option of the holders thereof;

•        any obligation of the Issuer to redeem, purchase or repay the debt securities pursuant to sinking fund provisions;

•        any obligation of the Issuer to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

•        if other than minimum denominations of $200,000 and multiples of $1,000 in excess thereof, the minimum denominations in which debt securities may be issued;

•        whether the debt securities will be issuable as global securities;

•        if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;

•        the provisions relating to any security provided for the debt securities;

•        any events of default not described in “Events of Default” below;

•        the terms and conditions on which the debt securities may be exchanged or converted into common stock of Omnicom Group Inc.;

•        the form and terms of the guarantee of the debt securities;

•        any depositories, interest rate calculation agents or other agents;

•        if the debt securities will be issued in the form of one or more book-entry securities, the name of the depository or its nominee and the circumstances under which the book-entry security may be transferred or exchanged to someone other than the depository or its nominee;

•        any material provisions of the International Indenture described in this prospectus that do not apply to the debt securities;

•        any listing on a securities exchange;

•        the currency or currencies in which payment of the principal of, premium, if any, and interest on, the debt securities shall be payable; and

•        any other terms of the debt securities not inconsistent with the provisions of the International Indenture.

The terms on which a series of debt securities may be convertible into or exchangeable for common stock of Omnicom Group Inc. will be set forth in the prospectus supplement relating to such series. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Issuer. The terms may include provisions pursuant to which the number of shares of common stock of Omnicom Group Inc. to be received by the holders of such series of debt securities may be adjusted.

The debt securities will be issued only in registered form. Debt securities of a series will either be global securities registered in book-entry form, or a physical (paper) certificate issued in definitive, or certificated, registered form. Procedures relating to global securities are described below under “Book-Entry; Delivery and Form; Global Securities.” Unless otherwise provided in the applicable prospectus supplement, debt securities denominated in United States dollars will be issued only in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof. The prospectus supplement relating to offered securities denominated in a foreign or composite currency will specify the denomination of the offered securities.

Debt securities represented by a paper certificate may be presented for exchange or transfer at the office of the Registrar. Holders will not have to pay any service charge for any registration of transfer or exchange of their certificates, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Guarantee

Omnicom Group Inc. will fully and unconditionally guarantee the full and punctual payment of principal of and premium, if any, and interest on the debt securities on a senior unsecured basis, when and as the same become due and payable, whether on a maturity date, by declaration of acceleration, upon redemption, repurchase or otherwise, and all other obligations of Omnicom Finance Holdings and Omnicom Capital Holdings under the International Indenture.

Payment and Paying Agents

Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the principal office of the paying agent. Payment will be made to the registered holder at the close of business on the record date for such payment.

Interest payments will be made at the principal corporate trust office of the trustee in New York City, or by a check mailed to the holder at his or her registered address. Payments in any other manner will be specified in the prospectus supplement.

Book-Entry; Delivery and Form; Global Securities

The debt securities will be issued in book-entry form only and evidenced by a global security in registered form, and, in the case of debt securities denominated in Dollars, with a CUSIP, registered in the name of a nominee for DTC, and, in the case of debt securities denominated in another currency, with an ISIN and Common Code, registered in the name of a nominee for, and deposited with a common depositary on behalf of, Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, S.A., Luxembourg (“Clearstream, Luxembourg”). Beneficial interests in a global security may be held only through DTC, Euroclear or Clearstream, Luxembourg, as the case may be, at any time.

Except in the limited circumstances, owners of beneficial interests in a global security will not be entitled to receive physical delivery of certificated debt securities in definitive form. The debt securities are not issuable in bearer form.

Upon the issuance of the global securities and their deposit with or on behalf of DTC, Euroclear, Clearstream, Luxembourg and/or the common depositary, as the case may be, DTC, Euroclear, Clearstream, Luxembourg and/or the common depositary or the relevant nominee will credit, on its book-entry registration and transfer system, the principal amounts of debt securities represented by the global securities to the accounts of participating institutions that have accounts with DTC, Euroclear, Clearstream, Luxembourg, the common depositary and/or the relevant nominee. Ownership of beneficial interests in the global securities will be limited to participating institutions or their clients. DTC, Euroclear, Clearstream, Luxembourg, the common depositary and/or the relevant nominee will keep records of the ownership and transfer of beneficial interests in the global securities by participating institutions. Participating institutions will keep records of the ownership and transfer of beneficial interests by their clients. The laws of some jurisdictions may require that purchasers of debt securities receive physical certificates, which may impair a holder’s ability to transfer its beneficial interests in global securities.

DTC, Euroclear, Clearstream, Luxembourg, the common depositary and/or the relevant nominee as the registered owner of a global security will be considered the sole owner of all of debt securities represented by the relevant global security for all purposes under the International Indenture. Generally, if a holder owns beneficial interests in a global security, that holder will not be entitled to have debt securities registered in that holder’s own name, and that holder will not be entitled to receive a certificate representing that holder’s ownership. Accordingly, if a holder owns a beneficial interest in a global security, the holder must rely on DTC, Euroclear, Clearstream, Luxembourg, the common depositary and/or the relevant nominee and, if applicable, the participating institution of which that holder is a client to exercise the rights of that holder under the International Indenture.

Optional Redemption

Unless an applicable prospectus supplement specifies otherwise, the debt securities will not be redeemable, except as provided under “— Redemption Upon Changes in Withholding Taxes” below. In the event the debt securities are redeemable, the debt securities will be redeemable, as a whole or in part, at the Issuer’s option, at any time or from time to time, upon mailed notice (or electronic notice, as applicable) to the registered address of each holder of debt securities at least 15 days but not more than 60 days prior to the redemption. The terms of such redemption will be set forth in the applicable prospectus supplement.

Redemption Upon Changes in Withholding Taxes

Unless otherwise provided in the applicable prospectus supplement, Omnicom Finance Holdings or Omnicom Capital Holdings, as applicable, may redeem all, but not less than all, of the debt securities of any series at a redemption price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the redemption date and Additional Amounts (as defined below under “Payment of Additional Amounts”), if any, under the following conditions:

•        if there is an amendment to, or change in, the laws, regulations, rulings or treaties of the United Kingdom, the United States or other jurisdiction in which Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc. or, in each case, any successor thereof (including a successor person formed by a consolidation with Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc., into which Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc. is merged, or that acquires or leases all or substantially all of the property and assets of

Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc.) may be incorporated, organized, or otherwise resident for tax purposes, or engaged in business for tax purposes, as applicable, or any political subdivision thereof or therein having the power to tax, or any jurisdiction from or through which payment is made by or on behalf of Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc. (a “Taxing Jurisdiction”), or any change in the application or official interpretation of such laws, regulations, rulings or treaties, including any action taken by, or a change in published administrative practice of, a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action, change or holding is with respect to Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc.;

•        as a result of such amendment or change, Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc. becomes, or there is a substantial probability that Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc. will become, obligated to pay Additional Amounts as defined below in “Payment of Additional Amounts,” on the next payment date with respect to the debt securities of such series (but, in the case of the guarantor, only if the payment giving rise to such requirement cannot be made by Omnicom Finance Holdings or Omnicom Capital Holdings, as the case may be);

•        the obligation to pay Additional Amounts cannot be avoided through Omnicom Finance Holdings’, Omnicom Capital Holdings’ or Omnicom Group Inc.’s commercially reasonable measures, including, for the avoidance of doubt, the appointment of a new paying agent, but not including substitution of the obligor of the debt securities;

•        Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc., as the case may be,:

•        delivers to the trustee a certificate of Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc., as the case may be, stating that the obligation to pay Additional Amounts cannot be avoided by Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc., as the case may be, taking commercially reasonable measures available to it; and

•        based upon a written opinion of independent tax counsel to Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc., as the case may be, of recognized standing to the effect that Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc., as the case may be, has, or there is a substantial probability that it will become, obligated to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above; and

•        following the delivery of the certificate and opinion described in the previous bullet point, Omnicom Finance Holdings or Omnicom Capital Holdings, as applicable, provides notice of redemption not less than 30 days, but not more than 60 days, prior to the date of redemption. The notice of redemption cannot be given more than 60 days before the earliest date on which Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc. would otherwise be, or there is a substantial probability that it would otherwise be, required to pay Additional Amounts.

Upon the occurrence of each of the bullet points above, Omnicom Finance Holdings or Omnicom Capital Holdings, as applicable, may redeem the debt securities of such series at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.

Payment of Additional Amounts

Unless otherwise required by law, none of Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc. will deduct or withhold from payments made by Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc. under or with respect to the debt securities and the guarantee on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (“Taxes”). In the event that Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc. is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to any debt securities or guarantee, as the case may be, Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc., as the case may be, will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder of debt securities (including Additional Amounts) after such withholding or deduction will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted.

Additional Amounts will not be payable with respect to a payment made to a holder of debt securities or a holder of beneficial interests in global securities where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for or on account of:

•        any Taxes that are imposed or withheld solely because such holder (or the beneficial owner for whose benefit such holder holds such debt securities) or a fiduciary, settlor, beneficiary, member, shareholder or other equity owner of, or possessor of a power over, such holder (or beneficial owner) if such holder (or beneficial owner) is an estate, trust, partnership, limited liability company, corporation or other entity:

•        is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction (in each case, other than the mere fact of ownership of such debt securities, without another presence or business in such Taxing Jurisdiction);

•        has or had any present or former connection (other than the mere fact of ownership of such debt securities) with the Taxing Jurisdiction imposing such Taxes, including being or having been a national citizen or resident thereof, being treated as being or having been a resident thereof or being or having been physically present therein;

•        (in relation to payments by the guarantor only) is or was a personal holding company, a passive foreign investment company, a controlled foreign corporation, a foreign private foundation or other foreign tax exempt organization or corporation that has accumulated earnings to avoid United States federal income tax;

•        (in relation to payments by the guarantor only) is or was a “10-percent shareholder” of Omnicom Group Inc. within the meaning of Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or any successor provisions;

•        Taxes imposed on any holder that is not the sole beneficial owner of the debt securities, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner, or member received directly its beneficial or distributive share of the payment;

•        any estate, inheritance, gift, sales, transfer, excise, personal property or similar Taxes imposed with respect to the debt securities, except as otherwise provided in the International Indenture;

•        any Taxes imposed solely as a result of the presentation of such debt securities (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had the debt securities been presented for payment on any date during such 30-day period;

•        any Taxes imposed or withheld solely as a result of the failure of such holder or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, or identity of such holder or connection with any Taxing Jurisdiction by such holder, if such compliance is required by statute, regulation, ruling or administrative practice of the relevant Taxing Jurisdiction or by any applicable tax treaty to which the relevant Taxing Jurisdiction is a party as a precondition to relief or exemption from such Taxes;

•        any Taxes that are payable by any method other than withholding or deduction by Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc. or any paying agent from payments in respect of such debt securities;

•        any Taxes required to be withheld by any paying agent from any payment in respect of any debt securities if such payment can be made without such withholding by at least one other paying agent in the United States or the United Kingdom;

•        any withholding or deduction required pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, any intergovernmental agreement, or any law, rule, guidance or administrative practice implementing an intergovernmental agreement entered into in connection with such sections of the Code; or

•        any combination of the above conditions.

Each of Omnicom Finance Holdings, Omnicom Capital Holdings and Omnicom Group Inc., as applicable, also:

•        will make such withholding or deduction of Taxes;

•        will remit the full amount of Taxes so deducted or withheld to the relevant Taxing Jurisdiction in accordance with all applicable laws;

•        will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld; and

•        upon request, will make available to the holders of the debt securities, within 90 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc. or if, notwithstanding Omnicom Finance Holdings’, Omnicom Capital Holdings’ or Omnicom Group Inc.’s efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

At least 30 days prior to each date on which any payment under or with respect to the debt securities of a series or related guarantee is due and payable, if Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc. will be obligated to pay Additional Amounts with respect to such payment, Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc. will deliver to the trustee an officer’s certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of such debt securities on the payment date.

In addition, Omnicom Finance Holdings and Omnicom Capital Holdings will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in the United Kingdom or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the debt securities.

The foregoing provisions shall survive any termination or the discharge of the International Indenture and shall apply to any jurisdiction in which Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc. or any successor to Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc., as the case may be, is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

Whenever in the International Indenture, any debt securities, any guarantee or in this “Description of International Debt Securities” there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any debt securities, such mention includes the payment of Additional Amounts to the extent payable in the particular context.

Consolidation, Merger or Sale

The Issuer and Omnicom Group Inc. may not consolidate with or merge into, or convey, transfer or lease their respective properties and assets as an entirety or substantially as an entirety to, any person, referred to as a “successor person,” except in the case of the Issuer with, into or to Omnicom Group Inc. or any other subsidiary of Omnicom Group Inc. (provided that the successor person (if any) expressly assumes by a supplemental indenture the Issuer’s obligations on the debt securities and under the International Indenture), unless:

•        either (a) the Issuer or Omnicom Group Inc., as applicable, is the successor person or (b) the successor person is an entity organized under the laws of (i) in the case of the Issuer, the United Kingdom, any member country of the European Union or the United States or (ii) in the case of Omnicom Group Inc., the United States;

•        the successor person expressly assumes (a) in the case of the Issuer, the Issuer’s obligations with respect to the debt securities and the International Indenture or (b) in the case of Omnicom Group Inc., Omnicom Group Inc.’s obligations with respect to its guarantee of the debt securities and the International Indenture;

•        immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•        the Issuer or Omnicom Group Inc., as applicable, or the successor person has delivered to the trustee the certificates and opinions required under the International Indenture.

Modification of the International Indenture

The International Indenture will provide that the Issuer, Omnicom Group Inc. and the trustee may enter into supplemental indentures without obtaining the consent of any holder of debt securities:

•        to cure any ambiguity, defect or inconsistency;

•        to comply with the International Indenture’s provisions regarding successor corporations;

•        to comply with any requirements of the SEC in connection with the qualification of the International Indenture under the Trust Indenture Act;

•        to provide for global securities in addition to or in place of certificated debt securities;

•        to add to, change or eliminate any of the provisions of the International Indenture with respect to any series of debt securities; although no such addition, change or elimination may apply to any series of debt security created prior to the execution of such amendment and entitled to the benefit of such provision, nor may any such amendment modify the rights of a holder of any such debt security with respect to such provision, unless the amendment becomes effective only when there is no outstanding debt security of any series created prior to such amendment and entitled to the benefit of such provision;

•        in the case of subordinated debt securities, to make any change in the provisions of the International Indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

•        to secure the debt securities of any series or any guarantee thereof;

•        to add an additional guarantor of any series of debt securities;

•        to add to the Issuer’s or the guarantor’s covenants or obligations under the International Indenture for the protection of the holders of the debt securities or surrender any right, power or option conferred by the International Indenture on the Issuer or the guarantor of the debt securities;

•        to make any change that does not materially adversely affect in any material respect the legal rights of any holder; or

•        to establish additional series of debt securities as permitted by the International Indenture.

The International Indenture will provide that the Issuer, Omnicom Group Inc. and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series, modify the International Indenture or the rights of the holders of the securities of the series to be affected. No modifications may, without the consent of the holder of each security affected, be made that, as to any non-consenting holders:

•        reduce the percentage of securities whose holders need to consent to the modification;

•        reduce the rate or change the time of payment of interest on the securities;

•        reduce the principal amount of or the premium, if any, on the securities;

•        change the fixed maturity of any of the securities;

•        reduce the amount of, or postpone the date fixed for, the payment of any sinking fund;

•        reduce the principal amount payable upon acceleration of the maturity of any securities issued originally at a discount;

•        in the case of any subordinated debt security or coupons appertaining thereto, make any change in the provisions of the International Indenture relating to subordination that adversely affects the rights of any holder under such provisions;

•        waive a default in the payment of the principal amount of, the premium, if any, or any interest on the securities;

•        change the currency in which any of the securities are payable;

•        impair the right to sue for the enforcement of any payment on or after the maturity of the securities;

•        release Omnicom Group Inc. from its obligations in respect of the guarantee of any series of debt securities or modify Omnicom Group Inc.’s obligations thereunder other than in accordance with the provisions of the International Indenture; or

•        waive a redemption payment with respect to the securities.

Events of Default

The International Indenture will provide that events of default regarding any series of debt securities will be:

•        failure to pay required interest on any debt security of such series for 30 days;

•        failure to pay principal, other than a scheduled installment payment, or premium, if any, on any debt security of the series when due;

•        failure to make any required deposit of any sinking fund payment when due;

•        failure to perform for 60 days after notice any other covenant in the International Indenture (other than a covenant included in the International Indenture solely for the benefit of a series of debt securities other than such series);

•        (A) the Issuer’s or Omnicom Group Inc.’s failure to make any payment by the end of any applicable grace period after maturity of their respective indebtedness, which term as used in this clause means obligations (other than nonrecourse obligations) of the Issuer or Omnicom Group Inc., as applicable, for borrowed money or evidenced by bonds, debentures, notes or similar instruments in an amount (taken together with amounts in (B)) in excess of $100 million and continuance of such failure, or (B) the acceleration of their respective indebtedness in an amount (taken together with the amounts in (A)) in excess of $100 million because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled in case of (A) or (B) above, for a period of 30 days after written notice to the Issuer and Omnicom Group Inc. by the trustee or to the Issuer, Omnicom Group Inc. and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series; however, if any such failure or acceleration referred to in (A) or (B) above shall cease or be cured or be waived, rescinded or annulled in accordance with the terms of the applicable indebtedness, then the event of default by reason thereof shall be deemed not to have occurred;

•        Omnicom Group Inc.’s guarantee applicable to the debt securities of that series ceases to be in full force and effect or is declared null and void or Omnicom Group Inc. denies that it has any further liability under its guarantee of such debt securities to the holders of debt securities of that series, or has given notice to such effect (other than by reason of the release of such guarantee in accordance with the International Indenture), and such condition shall have continued for a period of 30 days after written notice has been given to the Issuer and Omnicom Group Inc. by the trustee or to the Issuer, Omnicom Group Inc. and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

•        certain events of bankruptcy or insolvency, whether voluntary or not; or

•        any other event of default described in the prospectus supplement of such series of debt securities.

If an event of default (other than the bankruptcy provision) regarding debt securities of any series issued under the International Indenture should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable. If a bankruptcy event occurs, the principal of and accrued and unpaid interest on the debt securities of such series shall immediately become due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities of such series. The holders of a majority in principal amount of debt securities of such series may rescind any other declaration or acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default have been cured or waived (other than nonpayment of principal or interest that has become due solely as a result of acceleration). The Issuer and Omnicom Group Inc. will be required to file annually with the trustee a statement of an officer as to the fulfillment by the Issuer and Omnicom Group Inc. of their respective obligations under the International Indenture during the preceding year.

Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the International Indenture. Holders of a majority in principal amount of the outstanding debt securities of any series also will be entitled to waive past defaults regarding the series, except for a default in payment of principal, premium or interest or a default in a covenant or provision which may not be modified or amended without the consent of each holder of a debt security of the affected series. The trustee generally may not be ordered or directed by any of the holders of debt securities to take any action, unless one or more of the holders shall have offered to the trustee security or indemnity satisfactory to it.

If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the International Indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series.

Before any holder of any series of debt securities may institute action for any remedy, except payment on the holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the trustee security and indemnity satisfactory to it against liabilities incurred by the trustee for taking such action.

Defeasance

The International Indenture will provide that the Issuer may specify with respect to any series of debt securities that after the Issuer or Omnicom Group Inc. has deposited with the trustee, cash or government securities, in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on and any mandatory sinking fund payments in respect of the debt securities of such series when due, then the Issuer and Omnicom Group Inc.:

•        will be deemed to have paid and satisfied their obligations on all outstanding debt securities of such series, which is known as “defeasance and discharge”; or

•        will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on and any mandatory sinking fund payments in respect of such debt securities, relating to the debt securities of such series, which is known as “covenant defeasance.”

In each case, the Issuer or Omnicom Group Inc. must also deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will have no United States federal income tax consequences as a result of such deposit.

In addition, the International Indenture will provide that if we choose to have the defeasance and discharge provision applied to the subordinated debt securities, the subordination provisions of the International Indenture will become ineffective upon full defeasance of the subordinated debt securities.

When there is a defeasance and discharge, with limited exceptions, (1) the International Indenture will no longer govern the debt securities of such series, (2) neither the Issuer nor Omnicom Group Inc. will be liable for payment, and (3) the holders of the debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, the Issuer will continue to be obligated to make payments when due if the deposited funds are not sufficient.

Subordination

Debt securities of a series, and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto.

Further Issues

The Issuer may from time to time, without notice to or the consent of the registered holders of a series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of the corresponding series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of the corresponding series and have the same terms as to status, redemption or otherwise as the debt securities of the corresponding series.

Concerning the Trustee

The trustee may engage in transactions with, or perform services for, the Issuer, Omnicom Group Inc. and affiliates of the Issuer and Omnicom Group Inc. in the ordinary course of business. The trustee will perform only those duties that are specifically set forth in the International Indenture unless an event of default under the International Indenture occurs and is continuing. In case an event of default occurs and is continuing, the trustee will exercise the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs.

Applicable Law

The debt securities, the guarantee of the debt securities and the International Indenture will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF OMNICOM GROUP INC. SUBSCRIPTION RIGHTS

The following briefly summarizes the material terms and provisions of the subscription rights that Omnicom Group Inc. may offer pursuant to this prospectus, other than pricing and related terms which will be disclosed in a prospectus supplement. You should read the particular terms of the subscription rights that are offered by Omnicom Group Inc., which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the subscription rights being offered.

General

Omnicom Group Inc. may issue subscription rights to purchase common stock, preferred stock, or warrants to purchase preferred stock or common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our stockholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•        the title of such subscription rights;

•        the securities for which such subscription rights are exercisable;

•        the exercise price for such subscription rights;

•        the number of such subscription rights issued to each stockholder;

•        the extent to which such subscription rights are transferable;

•        if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•        the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•        the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•        if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•        any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of preferred stock, common stock, warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of preferred stock or common stock, depositary shares or warrants purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF OMNICOM GROUP INC. WARRANTS

The following briefly summarizes the material terms and provisions of the warrants to purchase common stock or preferred stock that Omnicom Group Inc. may offer pursuant to this prospectus, other than pricing and related terms which will be disclosed in a prospectus supplement.

You should read the particular terms of the warrants that are offered by Omnicom Group Inc., which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the warrants being offered. A copy of each form of warrant agreement, including the form of certificate that will represent a particular warrant, will be filed as an exhibit to one of Omnicom Group Inc.’s future SEC reports and incorporated by reference in the registration statement to which this prospectus relates. You should read the more detailed provisions of the specific warrant agreement and the warrant certificate for provisions that may be important to you.

Warrants may be issued independently or together with common stock, preferred stock or debt securities, as applicable, and will be separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Omnicom Group Inc. and a bank or trust company, as warrant agent. A single bank or trust company may act as warrant agent for more than one series of warrants. The warrant agent will act solely as the agent of Omnicom Group Inc. under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust for or with any owners of such warrants.

The applicable prospectus supplement will describe the terms of common stock warrants or preferred stock warrants offered, the stock warrant agreement relating to the common stock warrants or preferred stock warrants, and the common stock warrant certificates or the preferred stock warrant certificates representing the common stock warrants or preferred stock warrants, as applicable, including the following:

•        the title of the warrants;

•        the securities for which the warrants are exercisable;

•        the price or prices at which the warrants will be issued;

•        the number of warrants issued with each share of common stock or preferred stock;

•        any provisions for adjustment of the number or amount of shares of common stock or preferred stock receivable upon exercise of the warrants or the exercise price of the warrants;

•        if applicable, the date on and after which the warrants and the related common stock or preferred stock will be separately transferable;

•        the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire;

•        the maximum or minimum number of warrants which may be exercised at any time;

•        if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants; and

•        any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant entitles the holder to purchase for cash the principal amount of debt securities or shares of common stock or preferred stock at the exercise price set forth in the prospectus supplement relating to the offered warrants.

The prospectus supplement for the offered warrants will describe the procedures for exercising the warrants and will set forth the expiration date of the warrants. Upon exercise of the warrants, Omnicom Group Inc. will forward the shares of common stock or preferred stock purchased. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement for the offered warrants. After the close of business on the expiration date, unexercised warrants will become void.

PLAN OF DISTRIBUTION

We may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

VALIDITY OF SECURITIES

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon for us by Jones Day, New York, New York, by Jones Day, London, England as to matters of English law, and for any underwriters or agents by counsel named in the applicable prospectus supplement. Certain legal matters in connection with the securities and any offering of those securities will be passed upon for us by our general counsel, Michael O’Brien, Esq. Mr. O’Brien is an officer of Omnicom Group Inc. and has received, and may in the future receive, awards of restricted stock and other benefits determined by reference to Omnicom Group Inc. securities. Mr. O’Brien beneficially owns or has rights to acquire a total of less than 1% of Omnicom Group Inc.’s outstanding common stock.

EXPERTS

The consolidated financial statements and financial statement schedule II of Omnicom Group Inc. and subsidiaries as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2020, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 consolidated financial statements refers to a change in the method of accounting for leases effective January 1, 2019 due to the adoption of Accounting Standards Codification Topic 842, Leases.